This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format and forms part of the paper version of the Prospectus Supplement. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered as part of, and together with, the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact J. Theodore Borter of Goldman, Sachs Co. at (212)902-3857 to receive an original copy of the CD ROM.

               ================================================================

               COMPLETE APPRAISAL
               OF REAL PROPERTY

               City Center Square
               1100 Main Street
               Kansas City, Jackson County, Missouri


               ================================================================

               IN A SUMMARY REPORT

               As of July 31,1996


               Prepared For

               GMAC Commercial Mortgage Corporation
               650 Dresher Road
               P.O. Box 1015
               Horsham, PA 19044-8015


               Prepared By:

               Cushman & Wakefield, Inc.
               Valuation Advisory Services
               51 West 52nd Street, 9th Floor
               New York, NY 10019

August 2, 1996

Mr. Dan Kesich
GMAC Commercial Mortgage Corporation
650 Dresher Road
P.O. Box 1015
Horsham, PA 19044-8015

RE: Appraisal of Real Property
    City Center Square
    1100 Main Street
    Kansas City, Jackson County, Missouri

Dear Mr. Kesich:

     In fulfillment of our agreement as outlined in the Letter of Engagement, Cushman & Wakefield, Inc. is pleased to transmit our summary report estimating the market value of the leased fee estate in the referenced property.

     As specified in the Letter of Engagement, the value opinion reported below is qualified by certain assumptions, limiting conditions, certifications, and definitions, which are set forth in the report.

     This is a complete appraisal prepared in accordance with the Uniform Standards of Professional Appraisal Practice of The Appraisal Foundation. The results of the appraisal are being conveyed in a Summary report according to our agreement. Because this is a summary report, the level of detail of presentation is less than that found in a self-contained report.

     This report was prepared for GMAC Commercial Mortgage Corporation and it is intended only for the specified use of said Client. It may not be distributed to or relied upon by other persons or entities without written permission of the Appraiser.

     The property was inspected by David F. McArdle. The report was prepared by David F. McArdle and Travis W. Walsh, MAI, CRE.

     As a result of our analysis, we have formed an opinion that the market value of the leased fee estate in the subject property, subject to the assumptions, limiting conditions, certifications, and definitions, as of July 31, 1996 was:

                           THIRTY SIX MILLION DOLLARS
                                   $36,000,000

Mr. Dan Kesich.
GMAC Commercial
Mortgage Corporation                 Page 2                       August 2, 1996

     The preceding estimate of market value are based upon a forecasted marketing period of approximately 12 months, which we believe (through a review of recent office building sale activity, as well as with conversations with local office/investment brokers) is reasonably representative for this product type.

     This letter is invalid as an opinion of value if detached from the report, which contains the text, exhibits, and an Addenda.

Respectfully submitted,

CUSHMAN & WAKEFIELD, INC.


David F. McArdle
Director
Valuation Advisory Services


Travis W. Walsh, MAI, CRE
Director
Valuation Advisory Services



DFM:TWW:sjr

                                    SUMMARY OF SALIENT FACTS AND CONCLUSIONS
================================================================================


Property Name:                    City Center Square

Location:                         The subject property occupies an entire city
                                  block in downtown Kansas City, Missouri with
                                  primary frontage along Main Street and
                                  Baltimore Avenue.  The street address is 1100
                                  Main Street, Kansas City, Jackson County,
                                  Missouri.
Jackson County Assessors
      Tax I.D. No.:               29-220-47-03

Interest Appraised:               Leased fee estate

Date of Value:                    July 31, 1996

Date of Inspection:               July 31, 1996

Ownership:                        WHC - Six Real Estate Limited Partnership

Land Area:                        1.56 acres or 68,088 square feet

1996 Property Assessment
      Land:                       $ 5,106,525
      Building:                   $18,893,475
                                  -----------
       Total:                     $24,000,000

1996 Estimated Ad Valorem Taxes:  $595,968

Zoning:                           C-4, Commercial

Highest and Best Use
      If Vacant:                  Commercial development, such as a single-
                                  tenant or multi-tenant office building;
                                  however, current market conditions are not conducive to speculative, multi-tenant office development at the present time, thus a holding period would be required before development of this type would likely occur.

      As Improved:                As developed, with a multi-tenant, office
                                  building.

Improvements
      Type: A 30-story, Class B+ office building of concrete frame, with grade level retail uses, plus a two level underground parking garage and related site improvements. The exterior of the building is finished with concrete panels and smoked glass.

                                    Summary of Salient Facts and Conclusions
================================================================================

Year Built:                       1978

     Size
       Gross Building Area:       633,179+/- square feet
       Net Rentable Office Area:  607,497+/- square feet
     Common Area Factor:          15+/- percent
     Condition:                   Good

 Operating Data and Forecasts
     Current Occupancy:           89+/-%
     Forecasted First Year
       Occupancy (Calendar
       Year 1997):                92+/-%
     Forecasted Average
       Occupancy:                 92+/-%

     Average Annual Rental Rate
       Actual:                    $12.27 per square foot
       Forecasted
          Multi-Tenant Space:     $14.00 per square foot
          Large Block Space:      $14.00 per square foot
     Operating Expenses
       Last Full Year (1995):     $5.12 per net rentable square foot
       Budget (1996):             $4.99 per net rentable square foot
       Forecasted (1996):         $5.23 per net rentable square foot

 Value Indicators
     Sales Comparison Approach:   $35,000,000 ($57.57 per square foot of net
                                  rentable area)
     Income Approach:             $36,000,000 ($59.26 per square foot of net
                                  rentable area)

 Discounted Cash Flow Assumptions
     Market Rental Growth Rate
       1996:                      $14.00 per square foot or 3%
       1997:                      $14.42 per square foot or 3%
       1998:                      $14.85 per square foot or 3%
       1999:                      $15.29 per square foot or 3%
       Thereafter:                3%

     Expense Growth Rates         3%
       Utilities:                 3%
       All others:                3%
     Credit Loss Allowance:       5%
     Projected Term of
       Future Leases:             5 years
     Vacancy Between Tenants:     2 months
     Renewal Probability:         50%

                                   Summary of Salient Facts and Conclusions
================================================================================


     Tenant Improvements
       New Tenants:               $12.00 per square foot
       Renewal Tenants:           $6.00 per square foot
     Terminal Capitalization
       Rate:                      10.5%
     Cost of Sale at Reversion:   4.0%
     Discount Rate:               12.5%
     Implicit Year 1 Overall
       Capitalization Rate:       10.9%

Value Conclusion
     As Is Value Estimate:        $36,000,000

Resulting Indicators
     Going-in Capitalization Rate
       (Overall Capitalization
       Rate):                     10.9%

     Price Per Square Foot
       (Net Rentable Area):       $59.26

Estimated Marketing Time:         6 to 9 months

Special Assumption:

     1. We were provided documentation stating the gross building and net rentable areas of the building. However, building plans were not provided. Our estimates of the gross building and net rentable areas were obtained from a representative of ownership. Any deviation from these building areas could impact the value conclusions contained herein.

                                            PHOTOGRAPHS OF SUBJECT PROPERTY
================================================================================







                       [PHOTO -- STREET VIEW OF BUILDING]


            View of the main entrance along Main Street facing west.












                       [PHOTO -- STREET VIEW OF BUILDING]


            View of the entrance along Baltimore Avenue facing east.

                                            PHOTOGRAPHS OF SUBJECT PROPERTY
================================================================================







                 [PHOTO -- STREET VIEW OF BUILDING, DOWN STREET]


                       View of frontage along 11th Street.












                 [PHOTO -- STREET VIEW OF BUILDING, DOWN STREET]


                       View of frontage along 12th Street.

                                            PHOTOGRAPHS OF SUBJECT PROPERTY
================================================================================







                 [PHOTO -- STREET VIEW OF BUILDING, DOWN STREET]


                          View south along Main Street.












                 [PHOTO -- STREET VIEW OF BUILDING, DOWN STREET]


                       View north along Baltimore Avenue.

                                            PHOTOGRAPHS OF SUBJECT PROPERTY
================================================================================







                            [PHOTO -- INTERIOR VIEW]


                    Interior view of first floor food court.












                            [PHOTO -- INTERIOR VIEW]


                  Interior view of second floor tenant spaces.

                                            PHOTOGRAPHS OF SUBJECT PROPERTY
================================================================================







                     [PHOTO -- INTERIOR VIEW, OFFICE SPACE]


                        Sample view of office interiors.












                     [PHOTO -- INTERIOR VIEW, OFFICE SPACE]


                        Sample view of office interiors.

                                                          TABLE OF CONTENTS
================================================================================

                                                                            Page

INTRODUCTION ..............................................................    1
  Identification of Property ..............................................    1
  Property Ownership and Recent History ...................................    1
  Purpose and Function of the Appraisal ...................................    1
  Extent of the Appraisal Process .........................................    1
  Date of Value and Property Inspection ...................................    2
  Property Rights Appraised ...............................................    2
  Definitions of Value, Interest Appraised, and Other Pertinent Terms .....    2
  Legal Description .......................................................    3

REGIONAL ANALYSIS .........................................................    4

NEIGHBORHOOD ANALYSIS .....................................................    9

OFFICE MARKET ANALYSIS ....................................................   11

PROPERTY DESCRIPTION ......................................................   12
   Site Description .......................................................   12
   Improvements Description ...............................................   12

REAL PROPERTY TAXES AND ASSESSMENTS .......................................   14

ZONING ....................................................................   15

HIGHEST AND BEST USE ......................................................   16

VALUATION PROCESS .........................................................   17

SALES COMPARISON APPROACH .................................................   19

INCOME APPROACH ...........................................................   23

RECONCILIATION AND FINAL ESTIMATE OF VALUE ................................   33

ASSUMPTIONS AND LIMITING CONDITIONS .......................................   35

CERTIFICATION OF APPRAISAL ................................................   37

ADDENDA ...................................................................   38

                                                               INTRODUCTION
================================================================================

Identification of Property

     The subject property, which is known as City Center Square, is a thirty-story, Class B+ concrete and glass office building containing approximately 607,947+/- square feet of net rentable area. The building is situated on a 1.56 acre tract of land that occupies an entire city block fronting Main Street, Baltimore Avenue, 11th Street and 12th Street in downtown Kansas City. The common address is 1100 Main Street, Kansas City, Jackson County, Missouri. The building was constructed in 1978 and is 89.4 percent occupied by 73 tenants as of the appraisal date.

Property Ownership and Recent History

     Ownership to the property is currently vested in WHC - Six Real Estate Limited Partnership. To the best of our knowledge, the property is not currently being offered for sale, nor have there been any subsequent ownership transfers.

Purpose and Function of the Appraisal

     The purpose of the appraisal is to provide an estimate of market value of the leased fee estate in the property. The function of this report is to assist GMAC Commercial Mortgage Corporation in an evaluation of the property for loan underwriting purposes.

Extent of the Appraisal Process

     In the process of preparing this appraisal, we:

     o Inspected the exterior of the building and site improvements and a representative sample of tenant spaces with Nick Claussen, a building engineer and Patricia J. Nelson, property manager,

     o Reviewed the leasing policy, tenant build-out allowances and history of recent rental rates and occupancy with the property manager;

     o Reviewed a detailed history of the income and expenses and a budget forecast for 1996, including the budget for planned capital expenditures and repairs;

     o Conducted market research into occupancies, asking rents, and operating expenses at competing buildings including interviews with on-site managers and a review of our own data base from previous appraisal files;

     o Conducted market inquiries into recent sales of similar buildings to ascertain the sales prices per square foot, effective gross income multipliers and capitalization rates. This process involved telephone interviews with sellers, buyers and/or participating brokers; and

     o Prepared Sales Comparison and Income Approaches to value. The Cost Approach was not used.

                                                             Introduction
================================================================================

Date of Value and Property Inspection

     The date of value is July 31, 1996, with our date of our last inspection being the same.

Property Rights Appraised

     We valued the leased fee estate, which in a legal conveyance through sale represent the fee simple title, subject to the existing encumbrances, i.e., the tenant leases, etc., in the improvements and corresponding land area.

Definitions of Value, Interest Appraised, and Other Pertinent Terms

     The definition of market value taken from the Uniform Standards of Professional Appraisal Practice, 1994 Edition, published by The Appraisal Foundation, is as follows:

     The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

          1.   Buyer and seller are typically motivated;

          2. Both parties are well informed or well advised, and acting in what they consider their own best interests;

          3.   A reasonable time is allowed for exposure in the open market;

          4. Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

          5. The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

     Exposure Time

     Under Paragraph 3 of the Definition of Market Value, the value estimate presumes that A reasonable time is allowed for exposure in the open market. Exposure time is defined as the estimated length of time the property interest being appraised would have been offered on the market prior to the hypothetical consummation of a sale at the market value on the effective date of the appraisal. Exposure time is presumed to precede the effective date of the appraisal.

     Based upon the available sales data in the marketplace, as well as our discussions six to nine months would appear to have been reasonably appropriate for the subject property as the date of valuation.

     Definitions of pertinent terms taken from the Dictionary of Real Estate Appraisal, Third Edition (1993), published by The Appraisal Institute, are as follows:


================================================================================

                                                               Introduction
================================================================================

     Fee Simple Estate

     Absolute ownership unencumbered by any other interest or estate, subject only to the limitations imposed by the governmental powers of taxation, eminent domain, police power, and escheat.

     Leased Fee Estate

     An ownership interest held by a landlord with the rights of use and occupancy conveyed by lease to others. The rights of the lessor (the leased fee owner) and the leased fee are specified by contract terms contained within the lease.

     Market Rent

     The rental income that a property would most probably command on the open market; indicated by the current rents paid and asked for comparable space as of the date of the appraisal.

     Cash Equivalent

     A price expressed in terms of cash, as distinguished from a price expressed totally or partly in terms of the face amounts of notes or other securities that cannot be sold at their face amounts.

     Discounted Cash Flow (DCF) Analysis

     The procedure in which a discount rate is applied to a set of projected income streams and a reversion. The analyst specifies the quantity, variability, timing, and duration of the income streams as well as the quantity and timing of the reversion and discounts each to its present value at a specified yield rate. DCF analysis can be applied with any yield capitalization technique and may be performed on either a lease-by-lease or aggregate basis.

Legal Description

     The property, which contains 1.56 acres of land, is described by the Jackson County assessors office as parcel no. 29-220-47-03. A metes and bounds description was not provided and has not been included within this report.


================================================================================

               [MULTI-STATE MAP OF THE INTERIOR U.S. SHOWING THE
                        LOCATION OF THE SUBJECT PROPERTY
          LOCATED IN KANSAS CITY IN RELATION TO MAJOR REGIONAL CITIES,
                      HIGHWAYS, STATE CAPITOLS AND RIVERS]

                         [MAP (c) 1993 DeLorme Mapping]

                                                          REGIONAL ANALYSIS
================================================================================

Introduction

     The market value of real property is influenced by the economic, political, physical and social characteristics of the overall economic region of which it is a part. Following is an overview of the Kansas City region focusing on some of its more important characteristics.

Definition of the Region

o Kansas City is located along the state boundary of Kansas and Missouri, at the junction of the Missouri and Kansas Rivers. The Kansas City Metropolitan Statistical Area consists of eleven counties. Clay, Platte, Ray and Clinton Counties are all located north of the Missouri River while Jackson, Cass and Lafayette counties are south of the river on the Missouri side of the state line. Leavenworth, Wyandotte, Johnson and Miami Counties are all located in the State of Kansas.

o The subject property is located in the heart of downtown Kansas City, Jackson County, Missouri.

o Kansas City is the most centrally located city of any major U.S. city, and is within 250 miles of the geographic and population centers of the United States. The subject is located in the center of Kansas City's Central Business District.

Population

o The Kansas City MSA had a 1990 census of 1,566,280 and is ranked as the 25th largest U.S. city based on this figure. There was a 9.30 percent increase in population from 1980 to 1990. The metropolitan area is ranked 125th in growth based on this change in population. Clinton County was added to the MSA in 1993, and is therefore not included in these figures. The 1990 census including Clinton County was 1,582,875. The subject property is located in the Jackson County portion of the Kansas City MSA. The 1995 population count for Jackson County was 635,300. This is an increase of 1,906 residents or .3 percent from the 1990 population of 633,394.

o Jackson, Johnson and Clay Counties form the central core of the metropolitan area. Population trends in the Kansas City Area are typical of an expanding metropolitan area. As the development density of the central core increases and the relative affordability decreases, the population migrates to the outlying areas. The population shift from the city to the suburban areas is common among most major cities located throughout the Great Lakes and Midwestern regions, and is expected to continue into the foreseeable future.

Income

     In 1994, out of 317 cities, the Kansas City MSA was ranked 59th for median household effective buying income (EBI). EBI, also known as disposable personal income, is personal income less personal taxes and non-tax payments. The declines in median household EBI in 1985 and 1988 are the result of changes in calculation and definition of EBI by Sales and Marketing Management. In each case there was an average of 11.0 to 12.0 percent reduction in total EBI.



================================================================================

                                                           Regional Analysis
================================================================================

Employment

o The historical long-term trend for Kansas City employment is that the increase in the number of jobs has come from the expansion of the service sector, while the number of manufacturing jobs has remained relatively constant. The number of service producing jobs has increased 30.8 percent since 1983, following a decline during the recessionary period between 1979 and 1982. Total employment has increased 24.3 percent over the same time period.

o The unemployment rate for the Kansas City MSA in early 1996 was 3.4 percent as compared to 4.6 percent for the same period in 1995. The unemployment rate was at 5.2 percent in 1994, compared to 5.4 percent in 1993 and 5.0 percent in 1992.

Major Employers

o Government is the largest employer in the Kansas City Metropolitan Area, followed by the health care industry, which employs approximately 52,000 workers. Other significant industries in the area include agribusiness and food, telecommunications, banking and finance, engineering, transportation and manufacturing. Eight organizations recently reported employing over 5,000 workers each. These organizations are: AT&T, the federal government, Hallmark Cards, Inc., Health Midwest, Kansas City Southern Industries, Sprint, Transworld Airlines and the University of Kansas Medical Center.

Transportation

o Kansas City's extensive highway network is considered a significant asset. The city is located at the junction of three interstate highways (Interstates 29, 35 and 70) which are interconnected by four interstate linkages (Interstates 435, 470, 670 and 635). Interstate 35 is a north-south travel route providing Kansas City with direct access to Wichita, Kansas to the south and Des Moines, Iowa to the north. Interstate 29 originates in Kansas City and stems northward providing direct access to Omaha, Nebraska. Interstate 70 is the area's primary east-west travel route and provides direct access to St. Louis, Missouri to the east and Topeka, Kansas to the west. In addition, eight federal highways and forty-nine state roads round out the efficient highway system which has contributed to Kansas City's rank among the top ten trucking centers in the United States. The metropolitan area is served by 313 motor freight carriers, several of which are headquartered in Kansas City.

o The Kansas City Area Transportation Authority provides the largest public transportation system in the metropolitan area. Land based shuttle bus service is available to residents of the subject property. In addition, Kansas City is currently reviewing the possibility of a light rail system, which would link the central business district with major residential and business centers throughout the metropolitan area.

o The Kansas City Metropolitan Area is the second leading rail center in the nation, based on the number of rail car movements. Kansas City has approximately 300 freight movements and six Amtrak movements per day. Overall, there are eleven on-line railroads which provide daily service to the Kansas City Area. Due to its spacious railroad and intermodal system, which provides efficient interchange services between main line rail carriers, Kansas City enjoys the nation's most flexible storage and transit combinations.


================================================================================

                                                           Regional Analysis
================================================================================

o Due to Kansas City's location at the confluence of the Missouri and Kansas Rivers, river barge traffic offers an affordable alternative in transporting goods. The Kansas City Metropolitan Area has eight grain and bulk terminals and two full service terminals with high capacity cranes to handle a wide range of cargo loads. Currently, the area is served by six regulated barge lines and containerized shipping continues to expand.

o The Kansas City International Airport (KCI), which opened in 1972, established Kansas City as a center of the nation's transportation network, but the unique passenger friendly design is inefficient for today's airline hub operation market. In addition, the airport has suffered from unprofitable companies selecting the city for hub operations subsequent to deregulation. Today, the airport does not serve as a hub for any airlines. Southwest Airlines leads the way with 22.71 market share. A total of sixteen passenger airlines serve KCI with more than 230 flights daily. In addition to KCI, the Kansas City Metropolitan Area has 21 public and 73 private general aviation airports.


Economic Development

o From 1983 to 1994, there was a 196.44 percent increase in total retail sales and a 60.96 percent increase in retail sales per household in the Kansas City MSA. In 1994, the Kansas City MSA's retail sales per household figure was $25,359. From 317 United States cities surveyed, the metro area was ranked 29th in total retail sales.

o Of the total retail sales for the Kansas City MSA in 1994, 31.97 percent occurred in Johnson County.

o Retail sales in Johnson increased 130 percent from 1984 to 1994. This compares to 19.0 percent, 30.0 percent, 100.0 percent, 207 percent and 94.0 percent increases for Wyandotte, Jackson, Cass, Platte and Clay counties, respectively. Total retail sales for Jackson County in 1994 were $6,171,171.


Culture/Recreation/Education/Health

Community services found in the Kansas City Metropolitan Area consist of approximately 50 hospitals and 234 nursing homes. The city is also served with 59 public libraries and several university libraries. Kansas City is also home to the Linda Hall Library of Science and Technology, the largest privately endowed scientific and technological library in the country. Cultural and social activities in the Kansas City Area include the American Royal Museum, the NCAA Visitors Center, the Woodlands Race Track and Worlds of Fun and Oceans of Fun. Kansas City is also home to a professional football team and a professional baseball team, both of which host local events in side-by-side baseball and football stadiums referred to as the Truman Sports Complex. In addition, three riverboat gambling casinos have opened along the Missouri River. Other recreational amenities include 57 private and public golf courses, 109 tennis facilities, 22 country clubs, 600 parks, 24 public lakes, 20 art galleries and more than 40 museums.








================================================================================

                                                           Regional Analysis
================================================================================

Conclusion

o Although the Kansas City Metropolitan Area will continue to be subject to national economic trends and conditions, the diversity of the local economy will insulate the area from volatile economic shifts.

o The continuation of the Kansas City Metropolitan Area's healthy business climate, as well as its economic stability, should ensure a favorable environment for real estate development and investment over the long-term.

















================================================================================

             [NEIGHBORHOOD/STREET MAP OF THE LOCAL AREA SHOWING THE
                        LOCATION OF THE SUBJECT PROPERTY
              IN RELATION TO STREETS, MAJOR HIGHWAYS AND RAILROADS]

                         [MAP (c) 1993 DeLorme Mapping]

                                                     NEIGHBORHOOD ANALYSIS
================================================================================

     The subject property is located in the heart of the Central Business District (CBD) of Kansas City, Missouri. The CBD is located just north of the convergence of the Missouri River and the Kansas River. This intersection of waterways also serves as the state line which divides Missouri and Kansas. As such, the subject property is only 13 blocks from the Kansas state border.

     A majority of the subjects' neighborhood is developed with midrise and highrise office buildings. The subject is across the street from the AT&T Town Pavillion, a 30-story tower, and is one block north of One Kansas City Place a 42-story tower. Together with the subject these two towers mark the center of the CBD and the area generally recognized as the center of downtown Kansas City.

     The subject neighborhood is fully developed with some new construction taking place. In the second quarter of 1996, Investors Fiduciary Trust Company broke ground on their new 150,000 square foot headquarters building. It is anticipated that IFTC will occupy the entire building upon completion in June, 1997. Additionally, Unitog announced their intention to begin construction of a new 75,000 square foot headquarters building in the spring of 1997. The Fashionbilt Building (approximately 70,000 square feet) opened in the first quarter of 1996, and is now approximately 50% leased. Broadway Square II (approximately 90,000 square feet) is scheduled to open in the third quarter of 1996 and has approximately 25,000 square feet of remaining vacant space. Gateway 2000 is currently relocating from the Town Pavilion into their new 200,000 square foot structure in the West Bottoms. The New York Life Building (approximately 200,000 square feet) is scheduled to open in the third quarter of 1996 and is anticipated to be fully leased when it opens. No new projects have been announced or are anticipated to begin through the remainder of 1996. The remainder of the neighborhood is comprised of a dense concentration of Class B and Class C office products with a moderate amount of retail uses occupying grade level space.

     Access to the neighborhood is excellent. Interstate highway 70, 71 and 35 intersect in the downtown areas. The city also benefits from an outer beltway identified as Interstate 435 which serves the outlying areas of Missouri and Kansas.

     Locally, the CBD is served by three bridges which span the Missouri River just to the north. The downtown CBD is developed with one directional roadways in a grid pattern which easily connect to the Interstate highway system.

     The Kansas City CBD is presently going through a healthy state of slow economic growth. As the city and country emerge from the recession of the early 1990's, absorption of office space in Kansas City rose rapidly and appears to now have reached a point of stability. The CBD is home to many financial institutions, and law firms.

     Like most Midwestern cities, the Kansas City CBD is essentially a 9 to 5 city, populated on a daily basis by its Workforce who reside in the outlying bedroom communities of Missouri and Kansas.



================================================================================

                                                      Neighborhood Analysis
================================================================================

     In conclusion, the neighborhood surrounding the subject property which is known as the downtown submarket has experienced a dramatic resurgence with the rising occupancy rates since 1993. Occupancy rates from the Downtown Submarket as of 1995 for Class A, B, C, and D buildings was 12.23 percent versus 15.86% for the year prior. We anticipate continued strong occupancy rates into the foreseeable future.
















================================================================================

                                      -l0-

                                         CITY CENTER  OFFICE  MARKET ANALYSIS
================================================================================

     The Class A Office Market is comprised of 14 structures built between 1971 and 1996 with a total inventory of 5,351,000+/- square feet. Of this total availabilities amount to 510,015+/- square feet indicating a vacancy rate of
9.53 percent. This includes 200,000 square feet of space offered on a sublet basis by Gateway 2000. It is noted that the terms of this sublease is 7+/- years and that the space is not easily. subdividable. Class A rents range between $16.00 and $22.00 per square foot.

     The Class B Office Market is comprised of 44 structures and encompasses a total of 6,259,601+/- square feet. At present, there are total availabilities of 1,239,613+/- square feet indicating a vacancy rate of 19.8 percent.

     The Class B buildings include structures built between 1900+/- and 1989 with rentable areas ranging between 15,000+/- square feet to 600,000+/- square feet located throughout this downtown area. It is noted that many of these structures are significantly inferior to the subject are not considered to be competitive properties. The most competitive properties include Boatmen's Center, a 290,000+/- square foot property built in 1968, the Centennial Building, a 162,400+/- square feet property built in 1951 and Commerce Tower, a 400,000+/- square feet built in 1964. These properties provide the following indications of rental activity.

====================================================================================================================================
       Location           Size (SF)      Floors     SF Available       Current Rentals                Comments
====================================================================================================================================
Boatmen's Center           290,000         20          50,000                $13.50            Current rentals of
920 Main Street                                                                                approximately $13.50
                                                                                               with expense stop and
                                                                                               $10 - $12 T.I.
------------------------------------------------------------------------------------------------------------------------------------
Centennial Building        162,400          4            --             $12.00 - $13.00        Most recent leases
210 W. 1Oth Street                                                                             reflect $12 - $13 rent
                                                                                               with minimal T.I.
------------------------------------------------------------------------------------------------------------------------------------
Commerce Tower             400,000         30          18,500           $12.00 - $14.00        Current activity reflects
911 Main Street                                                                                rents of $12 - $14 with
                                                                                               expense stop and $8 -
                                                                                               $10 in T.I.
====================================================================================================================================

     The subject property is well positioned in a prime CBD location. This location and the renovation of the space within the property has contributed to an improved position in the market. The primary drawbacks of the subject are limited on site parking in relation to the competition and its age, even though it remains in good condition. Considering the above, the property is classified as a B+ property in that it is superior to the B properties but inferior to the A properties, most of which are less than 10 years old.

     The market is improving as illustrated by the declining vacancy rate, 21.1 percent in 1994, 14.6 percent in 1995 and 14.4 percent in 1996 and effective rental rates which have been increasing.

     In conclusion, the subject is well positioned to compete with the Class B market due to its condition and location and with the Class A market due to more attractive rentals. The subject should continue to achieve a strong market share into the foreseeable future.






================================================================================

                                                       PROPERTY DESCRIPTION
================================================================================

Site Description

     The subject site comprises an entire city block in the downtown CBD of Kansas City, Missouri. The common street address is 1100 Main Street, Kansas City, Missouri. The site contains 1.56 acres or 68,088 square feet of land area. The topography slopes upward slightly from east to west. We have assumed that the soil's load-bearing capacity is sufficient to support the existing structures. All essential utilities including electricity, water, sewer, and telephone are currently serving the site.

     Site dimensions are as follows:

          267.79 feet along Main Street                   (east side)

          267.00 feet along Baltimore Avenue              (west side)

          254.79 feet along 11th Street                   (north side)

          254.47 feet along 12th Street                   (south side)

     According to Community Panel No. 290173 0090 B, effective August 5, 1986, the subject property appears to be situated in Zone C, an area designated as being outside of the floodplain.


Improvements Description

     The City Center Square building consists of a thirty story office tower containing 633,179+/- gross square feet and two subteranium levels of underground parking containing 325 spaces. Floors range in size from 20,550 square feet to 26,915 square feet. The total net area equates to 607,947+/- square feet. The property was constructed in 1978.

     Construction is a typical commercial structure with a precast concrete panel construction and oversized insulated windows. The property was designed by the architectural firm of Skidmore, Owings and Merrill.

     There is a four-story atrium lobby. Newly reconstructed common areas and public spaces include a first floor food court. Finishes include granite, brass and mahogany.

     Heating, ventilation and air conditioning are controlled by an electric variable air volume distribution system. Heating is supplied via a perimeter baseboard system while cooling is produced from three chiller units.

     Two banks of elevators containing six elevators per bank service the upper floors. Two shuttle elevators provide service to the parking garage. One freight elevator exclusively services the two loading docks.

     The property manager reports that the building is fully ADA compliant with a complete sprinkler system, audio and video strobe fire alarm system and back-up generators. A 24 hour security staff equipped with 42 high tech monitors man the building. Key card access allows entry into the building during off hours.

================================================================================

                                                       Property Description
================================================================================

     The first floors of the property were recently redesigned to eliminate unsuccessful retail space on floors 2,3, and 4. Escalators were recently reconfigured to now service the first and second floors only. The first floor now contains retail space mainly consisting of fast food restaurants. The second floor contains service oriented tenants involved in banking, travel, personnel and postal services.

     The previously mentioned parking garage contains 325 spaces which equates to roughly one half space per 1000 square feet of building area. Within the Kansas City downtown office submarket, competitive properties typically provide 1 to 1.5 spaces per 1000 square feet. Our discussions with the property manager confirmed the fact that the subject property contains substandard on-site parking, a problem which continues to remain problematic for the subject property.

     We have specifically assumed that the property complies with the Americans With Disabilities Act, and that potentially hazardous materials have not been used in the construction or maintenance of the property. Overall, the improvements are in very good condition. No evidence of structural damage was observed on our inspection of the improvements. Further, we are not aware of any major items of deferred maintenance. The only significant capital expenditure required over the short term is the replacement of one of three air conditioning chiller units. Because the freon refrigerant needed to fuel the system is no longer manufactured, the cost of this product is presently very expensive while it lasts on the market. Management has indicated that a plan to replace one chiller at a cost of $330,000 is in place. This same plan suggests that within 5 to 7 years of the initial replacement, a second chiller must be replaced at a similar cost (plus inflation). Aside from normal tenant build-outs, and routine Maintenance, this appears to be the only area requiring a substantial capital expenditure.





================================================================================

                                       REAL PROPERTY TAXES AND ASSESSMENTS
================================================================================

     The subject property is under the taxing jurisdictions of the Kansas City and Jackson County. Taxes are levied against all real property in this locale for the purpose of providing funding for the various municipalities. The amount of ad valorem taxes is determined by the current assessed value for the property in conjunction with the total combined tax rates of the taxing jurisdiction.

Tax Rates

     The 1996 effective combined tax rate for the subject property is $7.76 per $100 of assessed value.

Tax Assessment

     The Jackson County Assessors office establishes the assessed value on real property for taxing jurisdictions. By state law, the appraisal district is required to re-evaluate all real property every two years. The subject property's parcel identification number is 29-220-47-03. Following is the subject's total current assessment.

          =============================================================
                        1996 Property Assessment Summary
          =============================================================
                                    Full Value    Taxable Value
          =============================================================
          Land                     $ 5,106,525       $1,634,088
          Building                 $18,893,475       $6,045,912
          -------------------------------------------------------------
          Total                    $24,000,000       $7,680,000
          =============================================================

     The subject's aggregate assessment remained unchanged from 1993 to 1996. The market value for the subject, as concluded in this report is $36,000,000 and thus, the subject appears to be fairly assessed. The commercial appraisal division of the City Assessors Office indicated that a change of assessment in 1997 was unlikely for the subject property.

Ad Valorem Tax Conclusions

     Applying the aggregate 1996 taxable assessment for the subject, to the total estimated 1996 tax rate results in a combined tax burden of $595,968, as follows:

          =============================================================
                            1996 Estimated Tax Burden
          =============================================================
           $7,680,000    x     $7.76      +      100    =    $595,968
          =============================================================

     As previously stated, taking into consideration future tax rate increases and the potential for increases in the assessed value of the subject, we have projected that taxes for the subject property after 1996 will increase at 3 percent annually.



================================================================================

                                                                    ZONING
================================================================================

     The subject property is zoned C-4, Commercial under the Zoning Code of the City of Kansas City. The C-4 District was established to provide for professional and organization office needs. This classification primarily permits office uses, with some limited retail uses allowed. No industrial or residential uses are allowed.

     This zoning classification does not require any off street parking. We were provided an estimate of 325 total parking spaces; based upon our physical inspection and upon conversations with the City of Kansas City, the property appears to be in compliance with the current parking requirements despite the fact that it contains less parking than several of the competitive buildings in the downtown office market. We are not experts in the interpretation of complex zoning ordinances but the property appears to be a conforming use based on our review of public information. However, the determination of compliance is beyond the scope of a real estate appraisal.

     We know of no deed restrictions, private or public, that further limit the subject property's use. The research required to determine whether or not such restrictions exist, however, is beyond the scope of this appraisal assignment. Deed restrictions are a legal matter and only a title examination by an attorney or title company can usually uncover such restrictive covenants. Thus, we recommend a title search to determine if any such restrictions do exist.








================================================================================

                                                      HIGHEST AND BEST USE
================================================================================

Highest and Best Use of Site As Though Vacant

     The highest and best use must be (1) legally permissible, (2) physically possible, (3) financially feasible, and (4) maximally productive. The size, shape, and physical attributes of the site are considered sufficient to accommodate most forms of development. Given the existing office zoning and the surrounding development (which consists of a relatively equal mixture of office, retail, industrial, and vacant land), some type of commercial use would be most compatible with surrounding development. Further, as discussed in the Office Market Analysis section of this report, the entire Kansas City downtown office submarket has continued its recovery with a Year-End 1995 occupancy level of approximately 88 percent. Rental rates for Class A space ranges from $16.00 to $22.00 per square foot while Class B space ranges from $8.50 to $15.00 per square foot. Further, the office market, for Class A and Class B product, is maintaining an average occupancy rate of 85 percent. Therefore, it is our opinion the highest and best use of the site is for some type of office development.

Highest and Best Use, As Improved

     As noted in the Property Description section of this report, the subject site is improved with a thirty-story, 633,179 square foot (GBA) office building and related site improvements. Constructed in 1976, the project is in very good condition. Further, the design and layout are considered to be very functional for its current use.

     The office submarket in which the subject competes is stable with increasing occupancy levels and rental rates, as will be supported by the data and analysis presented in the balance of this report. Therefore, it is our opinion that the subject property, as improved, is capable of providing an adequate return to the land over the foreseeable future. This conclusion is supported by the data and analysis presented in the balance of this report. For these reasons, it is our opinion that the highest and best use of this site, as improved, is for continued use as a high-rise office building.





================================================================================

                                                         VALUATION PROCESS
================================================================================

     In this appraisal, we have used the Cost Approach, the Sales Comparison Approach, and the Income Approach to develop market value estimates for the subject properties. Because this is a summary report, the level of detail of presentation is less than that found in a self-contained report.

The Cost Approach, was eliminated for the following reasons:

o Relevant land sales are a necessary component of the cost approach. Over the last several years there has been a dearth of comparable land sales in the downtown market.

o The Cost Approach is a more effective method of valuation for newer properties where depreciation is less significant. As this property was erected in 1976, estimates of depreciation are very subjective, thus weakening the value conclusion.

o Market participants typically do not analyze properties like the subject on a cost/value basis.

In the Sales Comparison Approach, we performed the following steps:

o    Investigated the market for recent sales of similar industrial properties.

o    Analyzed those sales on the basis of the sales price per square foot; and

o Correlated the value indications into a point value estimate from within the range.

In developing the Income Approach we:

o Studied the rents in effect in this and competing properties to estimate the potential rental income at market levels;

o Studied the recent history of operating expenses at this and competing properties to estimate an appropriate level of expenses and reserves for replacement;

o Estimated net operating income and cash flow by subtracting the operating, fixed, and other expenses from the effective gross income; and

o Prepared a discounted cash flow analysis in which the cash flow and property value at reversion are discounted to an estimate of current market value at a market-derived discount rate. Potential gross revenues are estimated based on a modeling of the actual rents and recovery provisions in effect through the term of existing leases. As the existing leases expire, the space is estimated to rent at the then current market rental rate with appropriate allowances for downtime. Spaces now vacant will be rented at market rates and at the time intervals discussed in the Income Approach section of this report. From potential gross revenues, we subtract vacancy and expenses (operating, fixed, and other) to arrive at an estimate of cash flow over an 11 year forecast.



================================================================================

                                                         Valuation Process
================================================================================

     The appraisal process is concluded by a review and re-examination of each of the approaches to value that have been employed. Consideration is given to the type and reliability of data used, and the applicability of each approach. Finally, the approaches are reconciled and a final value conclusion is estimated.























================================================================================

                                                 SALES COMPARISON APPROACH
================================================================================

Methodology

     In the Sales Comparison Approach, we estimated the value by comparing this property with similar, recently sold properties in the surrounding or competing area. Inherent in this approach is the principle of substitution, which holds that when a property is replaceable in the market, its value tends to be set at the cost of acquiring an equally desirable substitute property, assuming that no costly delay is encountered in making the substitution.

     By analyzing sales which qualify as arms-length transactions between willing, knowledgeable buyers and sellers, we can identify value and price trends. The basic steps involved in the application of this approach are:

     1. researching recent, relevant property sales and current offerings throughout the competitive area;

     2. selecting and analyzing those properties considered most similar to the subject, considering changes in economic conditions that may have occurred between the sale date and the date of value, and other physical, functional, or locational factors;

     3. Identifying Sales which include favorable financing and calculate the cash equivalent price;

     4. reducing the sale prices to common units of comparison, such as price per square foot of building area (in this case net rentable area) and net operating income (NOI) per square feet;

     5. making appropriate comparative adjustments to the prices of the comparable properties to relate them to the property appraised; and

     6. interpreting the adjusted sales data and draw a logical value conclusion.

     The subject property is a modern 30-story class B+ office building which is located in the Kansas City CBD. The building has a rentable area of 607,947 square feet.

     There have been no arms length transactions involving comparable office building properties over the past several years. This has been the result of poor market conditions which existed in Kansas City between 1990 and 1995 as well as the weak performance of many of the CBD office buildings. Accordingly, we have relied upon sales data from other urban areas which have similar economics.

     In analyzing the leased fee estate (or fee simple estate, subject to the existing building tenant leases), the sale prices inherent in the comparables were reduced to those common units of comparison used to analyze improved properties that are generally similar to the subject. The most widely use and market oriented unit of comparison for properties such as the subject is the sale price per square foot. All comparable sales were analyzed on this basis. We have also referenced the net operating income per square foot of the comparable sales when the information was available.

================================================================================

                                                  Sales Comparison Approach
================================================================================

     The chart exhibited on the facing page show a wide variety of prices on a unit basis ranging from approximately $45.00 to $144.64 per square foot. The sales were transacted between March 1994 and December 1995. All the comparables consists of multi-level office buildings. The comparables range in size from a low of 196,000+/- per square feet to a high of 504,906+/- square feet.

     The prices per square foot are influenced by the differences in construction quality, occupancy levels, character of the tenancy, economics, and location. Nevertheless, it is important to address each property in terms of the conventional sequence of adjustments. Following are those considerations which are relevant to the subject. The first three elements must be considered in advance of applying any other compensating factors to derive value conclusions via the sales price per square foot methodology.

Property Rights Conveyed

     As shown in the summary table, all of the comparables are encumbered by leases, therefore, the leased fee estate was conveyed in each of these cases. In the final analysis we have made no adjustments for the comparables for differences in property rights conveyed.

Seller Financing/Cash Equivalency

     All of the comparables were sold on a basis of all cash to the seller. Thus, we have made no adjustments to these comparables for seller financing.

Conditions of Sale

     We identified no special motivational conditions concerning the comparables. Therefore, no adjustments for conditions of sale were warranted.

Other

     Because of the multiple differences inherent in office properties with respect to quality and design, location, and, in this case economics, not to mention the quality of the tenant base, mathematical adjustments for the reasoning noted above would be extremely difficult, at best. Comparable No. 4 reflects a unit value of $144.64 per square foot, representing this high end of the sales prices per square foot. This sale has a fairly unique location near a major economic center and is considered superior to the subject. Comparable No. 5 reflects the low end of this sales with a unit value of $45.00 per square foot. This property is located in Cincinnati and had an occupancy of approximately 65 percent at this time of sale. The remaining comparables ranged between $47.14 per square foot and $101.35 per square foot with an average unit value of $65.07 per square foot and a median unit value of $62.50 per square foot.

     In our opinion, comparable Nos. 1, 2, 5, 6 and 7 are most similar to the subject in terms of either size or location. Comparable Nos. 1, 2, 5, 6 and 7 form a more narrow range of unit values of approximately $47.14 to $62.69 per square foot, with a median of $62.60. After giving consideration to the physical, locational and economic aspects of the subject property as compared to the exhibited comparables we feel a unit value of $60.00 per square foot of net rentable area is approximate for the subject property. By applying this to the 607,947 net

================================================================================

                                                  Sales Comparison Approach
================================================================================

square rentable feet contained within the subject, a value of $36,476,820 is indicated. The following table demonstrates this calculation.


    ========================================================================
                       Sales Price Per Square Foot Summary
    ========================================================================
    Net Rentable Area              Sales Price Per           Indicated Value
          (SF)                      Square Foot
    ========================================================================
         607,947            X           $60.00       =         $36,500,000
    ========================================================================


Net Income Multiplier Analysis

     In addition to an adjusted price per square foot analysis, we have analyzed the investment parameters of four of the sales to investors. As stated earlier, most income producing properties are purchased based on expected income, rather than leaseable area, making unit prices a somewhat subjective reflection of investment behavior. In our opinion, a buyers criteria for the purchase of a retail/commercial property is predicated primary on the property's income characteristics. Thus, we have identified a relationship between the operating income and a sale price of the property.

     Isolating these investor transactions reflects the following relationship between net operating income per square foot and sale price.

     ======================================================================
                                 Summary of NOI
                      Price Per Square Foot and Net income
                                   Multiplier
     ======================================================================
     Sale No.                  NO/USF             Price/SF          N.I.M.
     ======================================================================
         1                     $6.02               $62.69           10.35
     ----------------------------------------------------------------------
         2                     $5.94               $51.66            8.70
     ----------------------------------------------------------------------
         4                    $14.64              $144.64           10.0
     ----------------------------------------------------------------------
         6                     $5.56               $47.14            8.48
     ======================================================================

     The sale prices per square foot increase as the productivity (NOI per square foot of net rentable area) of a particular property increases. As will be discussed subsequently in the Income Approach of the report, the subject property is projected to have a fiscal year 1997 net operating income of approximately $5.72 per square foot. This level of income is generally consistent with sales No. 1, 2 and 6. As such, based upon the presented data we have concluded that a net income multiplier of 10 is appropriate for the subject property.

     Applying a net income multiplier of 10 to the forecast FY1996 net operating income results in a value for the subject property as follows:

               1996 NOI ($000)                                  $3,324
               N.I.M.                                           10.0

               Value based upon N.I.M. Analysis                 $33,240,000



================================================================================

                                                  Sales Comparison Approach
================================================================================

Sales Comparison Approach Conclusion

     The two units of comparison utilized in the sales comparison approach produce similar value indications for the subject property. The sale price per square foot analysis indicated a value conclusion of $36,500,000, while the net operating income analysis indicates a value of $33,240,000. After considering the strengths of each, we have concluded at a final value estimate of the subject property as indicated by the Sales Comparison Approach, as of August 1, 1996 of $35,000,000. This conclusion equates to $57.57 per square foot of net rentable area.
























================================================================================

                                                            INCOME APPROACH
================================================================================

Methodology

     The Income Approach is a method of converting the anticipated economic benefits of owning property into a value estimate through capitalization. The principle of "anticipation" underlies this approach is that investors recognize the relationship between an asset's income and its value. In order to value the anticipated economic benefits of a particular property, potential income and expenses must be estimated and the most appropriate capitalization method selected.

     The two most common methods of converting net income into value are through direct capitalization and a discounted cash flow analysis. In direct capitalization the net operating income is divided by an overall capitalization rate extracted from market sales to indicate the value. In the discounted cash flow method, anticipated future income streams and a revisionary value are discounted to a net present value at a chosen yield rate (internal rate of return)

     The direct capitalization method is an effective technique when stable conditions exist both in the marketplace and for the property. However, when market conditions are either changing or likely to change in a fairly dramatic manner over time, direct capitalization becomes a more difficult technique to administer. Direct capitalization is further inhibited by the numerous variables that exist with multi-tenanted office buildings i.e. multiple leases with staggered lease terms and varying structures, the lease up vacant space and different tenant finish allowances, depending upon whether the space is in shell or second generation state. Case in point, direct capitalization can not realize the anticipated continued strengthening that will occur in the CBD Kansas City area over the next several years.

     Given the numerous variables, coupled with our inquiries of participants in the marketplace, we feel that the majority of investors for property like the subject will utilize the discounted cash flow method, in an attempt to mirror expectations relative to those variables. Overall, office market conditions are still below normalized levels (although the subject submarket and direct competition have strengthen). Consequently, the discounted cash flow method affords the most realistic method of reflecting investor expectations of the current market, as well as the projected recovery (primary and secondary rental rates in the subject's case). Also, the discounted cash flow methodology can better quantify the impact of multi-tenant leases with staggered lease terms and varying rental structures than the direct capitalization technique. Therefore, it is our opinion that the discounted cash flow method is the most appropriate method in the valuation of the subject property. As such, the direct capitalization method will not be used in the analysis. However, at the conclusion of the income approach we will analyze the resulting overall capitalization rate derived from the discount cash flow analysis as a check for reasonableness.

     In the following sections, we will first analyze the subject's existing leases and market rents before discussing the subject's operating expenses and preparing the discounted cash flow analysis. As of the effective date of appraisal, there were 79 leased suites totaling 607,947+/- square feet of rentable area. The retail tenants range in size from approximately 273 square feet to approximately 4,766 square feet. The retail tenants have leases which expire over the next five years and have rents that range between approximately $8.50 per square foot to approximately $20.00 per square foot. The most recent leasing of retail space within the


================================================================================

                                                            Income Approach
================================================================================

subject reflects retail rents of approximately $20.00 per square foot. Retail tenants in addition to paying base rent are responsible for a C.A.M. charge which amounts to $6.81 per square foot and all utilities, which are directly metered.

     The office tenants occupy spaces which range between 1,000+/- square feet and 120,000+/- square feet. The smaller tenants tend to range between 1,000 and 4,000 square feet in size. The building is occupied predominantly by tenants with rentable areas of less than 5,000 square feet. The major tenants within the property include Chicago Title on the 5th floor. This tenant occupies 26,179 square feet under a lease which expires in March 2002. The General Services Administration occupies several floors totaling 120,221 square feet under a lease signed in April 1995 and which expires in March 2001. Dickenson Financial occupies space on the 3rd and 4th floors amounting to 52,606 square feet. This lease expires in April 2003. Baird Kurtz Dobson occupies 39,854 square feet under a lease which expires in October 2003. The most recent leases within the office space reflect base rentals of approximately $14.00 per square foot have work allowances which range between $6 and $12 per square foot for second generation space and allow for up to 2 months of free rent. At the present time the 14th floor amounting to 19,423 square feet is vacant, as is the 17th floor which amounts to 19,204 feet. The remaining vacant space in the building is located in various spaces and ranges in size from 978 to 6,834 square feet. Occupancy within the property is currently 89.9 percent.

     A rent roll of the subject property abstracting the existing leases is located in the addenda. Our analysis specifically assumes the existing tenants will remain in the property and will continue paying rent under the terms of the leases. Information provided by the management indicates that no tenants are currently in default of their lease and the tenant base which includes a number of regional credit tenants generally appears to be stable.

Lease Expirations

     As part of our risk analysis we reviewed the tenant expiration dates (shown on the facing page). With respect to current lease structure, there are three tenants expiring through the balance of 1996 representing 1.27 percent of the space within the building. There are 12 tenants representing 39,558 square feet or 6.57 percent of the building during 1997, 10 tenants amounting to a total of 33,539 square feet or 5.2 percent of the building in 1998, 17 tenants amounting to 79,735 square feet or 13.12 percent of the building in 1999, 10 tenants amounting to 30,538 square feet or 5.02 percent of the building expiring in the year 2000 and 13 tenants representing 67,991 square feet or 11.18 percent of the building expiring in the year 2001. Between 1996 and the year 2001 approximately
42.69 percent of the leases in the building will have expired. The largest leases will expire in 2003 and 2004, during these years 17.34 percent and 20.82 percent of the building will expire, respectively.

     Since the bulk of the leases expiring represent spaces of less than 5,000 square feet and since there are no below market renewal options, we have assumed a normal probability for renewal as leases expire. Due to the significant amount of space currently available in the market, we have assumed that a 50 percent renewal probability is reasonable.


================================================================================

                                                            Income Approach
================================================================================

Estimate of Current Market Rents

     According to management quoted rental rates of the subject property have increased over the past two years. At the present time, office space is being quoted at between $14.00 and $15.00 per square foot and leases are being seriously negotiated at approximately $14.00 per square foot on a full service basis. Quoted tenant finish allowances range from $6.00 to $12.00 per square foot depending on the condition of the second generation space. Typically, first generation space will require approximately $17.00 to $18.00 per square foot plus $6.00 of base building work. In order to gauge the reasonableness of quoted rent and form of conclusion as to the current market rent for the subject property as of the appraisal date, we conducted a survey of several office buildings totaling 7 million square feet of rentable area in the Kansas City CBD. All these comparables are considered generally similar to respect to location and amenities by comparison with the subject property. A summary of the properties utilized in our rent comparables analysis is presented on this facing page.

     The rates summarized indicate the quoted rent for the comparable properties. In some cases, the actual effective rates being achieved for recent leases were not available however, the four nearest competitors provide a good indication of the actual effective rents and are used to gauge the competitiveness of the subject property.

     The closest comparables as related to the subject property include the following:

     Boatman's Center is located at 920 Main Street. This property contains 290,000 square feet and is 20-stories in height. The property was built in 1968 and currently has 50,000 available for lease. Quoted rents in this building are $13.50 per square foot, signed transaction range between $12.50 to $13.50 per square foot. This property is considered a B building and has superior parking available to the subject property. However, the subject has a better market image and is considered to be a more thoroughly renovated and upgraded property.

     The Centennial Building is located at 210 West 10th Street. This property contains 162,400 square feet on four floors, it was built in 1951. The property has 42,600 square feet currently available and the quoted rent is $12.00 per square foot. This property is inferior to the subject property in terms of its age and condition.

     Commerce Tower is located at 911 Main Street. It contains 400,000 square feet on 30-stories. Property was built in 1964 and currently has 18,500 square feet available for lease. Rents within the building are quoted between $12.00 to $14.00 per square foot. This property has superior parking to the subject property but is perceived as an inferior property within the marketplace.

     The Mercantile Tower is located at 1101 Walnut Street. It contains 215,000 square feet on 20-stories. The property was built in 1975. The property has 80,890 square feet currently available for lease, rents within the property range between $12.00 and $14.00 per square foot and the current quoted lease rates in the property are $14.25 per square foot. This property provides a reasonably good indication and comparison for the subject property.


================================================================================

                                                            Income Approach
================================================================================

     In summary, there is a relatively narrow range in rental rates and tenant finish allowances. The quoted rental rated from $12.00 to $15.00 per square foot on full service basis. The comparables are quoted on base year operating stops and range in tenant finish allowances of up to approximately $12.00 per square foot for second generation space.

     All comparables have garage parking. All of the comparable properties charge for covered parking at the present time. There is a shortage of parking at the subject property relative to the comparables however, there is significant covered parking available within close proximity of the subject property.

     In addition to the comparison with the surveyed property noted above, we have also taken into consideration recent leases which have been executed in the subject property. Most of the recent leases average at approximately $14.00 per square foot on a full service basis. Tenant finish allowances range from $6.00 to $12.00 per square foot for new tenants, and from $0 to $6.00 for renewing tenants. The majority of recent leases have terms of approximately 5 years and reflect expense stops at the time of occupancy. There is some allowance for free rent within the property however, free rent is generally not offered at the level of rent quoted at the subject property or the competitive properties. We have made an allowance for two months of free rent, which appears to be on line with the recent office leases signed within the subject property.

     After considering the competitive properties, it is our opinion that the following parameters are representative of a market lease for the subject property as of the effective date of the appraisal.

     1. Market rental rate for the subject is estimated to equate to $14.00 per square foot of rentable area, full service including electricity. This is at the lower end of the range of the quoted rents at the subject property.

     2. In future leases the base year expense stop is tied to the projected year that the lease commences.

     3. Future leases are assumed to have a five year lease term which is consistent with most of the activity within the subject property.

     4. Tenant improvement allowance are projected to be $12.00 per square foot for new tenants and $6.00 per square foot for renewal tenants for second generation space. The fourteenth floor and seventeenth floor are currently vacant and require a full build-out. We have accordingly projected a build-out for both floors averaging $24.00 per square foot to accommodate demolition full build-out and the construction of base building improvements. Rental rates forecast, several brokers that we interviewed indicated that the rental market for the subject property has improved significantly over the past three to four years. Overall occupancy in the building has risen to 50 percent to almost 90 percent and the perception of the subject property in the marketplace has improved. Since additional improvement in the downtown market is expected, we have allowed for an average growth of rental rates of 3 percent annually throughout the holding period.


================================================================================

                                                            Income Approach
================================================================================

Expense Recovery Income

     Most of the existing leases have provisions for expense past throughs above the base year or stated expense stop. The allowable expenses included in the expense recoveries for leases include all items of expense other than leasing and promoting expenses and some other miscellaneous cost as well as capital replacements, tenants improvements, and leasing commissions. The recovery income reflected in our cash slow analysis is based upon the terms of the existing leases plus a base year expense stop applied to all future lease contracts.

Parking Income

     As mentioned earlier, parking is relatively tight in the downtown market. At the subject property the space is offered on a monthly basis plus there is a portion of the garage which is offered on a transient basis. Monthly spaces are available at the rate of $85.00 per month, while full day parking is approximately $10.00. The projection of parking revenue is based upon the historic collection of parking revenues. We have assumed an increase in parking revenue averaging 3 percent per annum over the course of our investment holding period.

Miscellaneous Income

     Historically the subject property has generated miscellaneous income from a variety of sources. Primarily this income is attributed from storage charges and charges to tenants for keys, lock charges, security cards and miscellaneous work. The miscellaneous income has ranged between approximately $200,000 and $250,000. We have projected this income to increase of the rate of approximately 3 percent per year through the remaining term or our projection.

Vacancy and Collection Loss

     Both the investor and the appraiser are primarily interested in the cash flow revenue that an income property is likely to produce annually over specified period of time, rather than what it could produce if it were always 100 percent occupied and all tenants were actually paying in full and on time. It is normally a prudent practice to expect some income loss, either in the form of actual vacancy or in the form of turn-over , non-payment, or slow payment of rent. Regarding collection loss specifically, we have applied 2 percent of loss factor through the holding period primarily as a contingency for potential collection problems and tenant defaults. This collection loss factor is applied to rental income from all tenants.

     We have projected a 3 month vacancy period at the expiration of every lease with an average lease term of five years. This equated to a vacancy factor of approximately 4.4 percent. Our analysis includes a 50 percent probability of renewal and a 50 percent probability of vacancy. Based upon on our conversations with the property manager this renewal probability is considered to be reasonable. The resulting occupancy level for the subject property within the cash flow is approximately 95.6 percent. This includes both three month down-time and the 2 percent credit loss factor. Given the overall occupancy of the subject property and the character of the tenancies, this level of collection is considered to be reasonable.


================================================================================

                                                            Income Approach
================================================================================

Operating Expenses and Fixed Expenses

     On the facing page is our income and expense summary for the subject property. We based our operating expenses upon a review of the 1994 and 1995 actual expenses for the subject property. In addition we were provided with the 1996 budget. Finally we compared this data with operating statements from similar buildings and consultations with local property management personnel as well as Cushman & Wakefield's management staff. Total operating expenses amounted to $4.91 in 1994, and $5.33 in 1995. The 1996 budget allowed for $5.20 per square foot. We have projected the 1996 budget to be $5.44 per square foot, which is approximately 2 percent greater than the budgeted expenses prepared by management. Our primary area of difference relates to the utility cost which we believe will exceed the amount of budgeted by management for the subject property. In addition, we have allowed for a greater cost in insurance and security based upon the actual operating history of the subject property.

     As illustrated on the chart, those expenses considered to trend in a reasonable manner over the period for which we have historical operating and data include, insurance, utilities, building services and supplies, security, grounds and maintenance, payroll and benefits, management, repairs and maintenance, on-site office administration and non-reimbursable expenses.

     Insurance Operating Expenses

     The insurance cost has ranged from between $72,000 and approximately $97,000. The amount budgeted for 1996 amounts to $87,556. We have forecasted a insurance expense of $95,000 and believe it to be more reflective of the character and operation of the subject property.

     Utilities

     The utilities expenses which include electrical costs, heating costs, water and sewer costs have ranged between $936,000 in 1994 to $1,361,000 in 1995. The amount budgeted in 1996 was set at $1,241,000. Management has indicated the utility cost was underestimated for the 1996 budget and given the actual experience, we anticipate that the first year utility expense will amount to $1,370,000.

     Building Services and Supplies

     This expense has varied between $235,000 and $655,000. The amount budgeted for 1996 amounts to $688,000. We view this as a reasonable projection of the costs for this item.

     Security

     The security expense is estimated to be $200,000. This is consistent with the actual experience in 1995 and is slightly greater than the amount budgeted for 1996.


================================================================================

                                                            Income Approach
================================================================================

     Payroll and Benefits

     The payroll and benefits costs is consistent with that budgeted for 1996 and amounts to $338,940.

     Management

     The management cost is reflective of two percent of collected rents on an annual basis and amounts to $150,000 for 1996.

     Repairs and Maintenance

     Repairing and Maintaining is estimated to be $323,700 for 1996. This is consistent with the level of condition reflected in the subject property and also considers the character of tenancy and the age of the property.

     Administration

     On site office and building administration is estimated to be $73,550. This is consistent with the amount budgeted by management to cover this expense category.

     Non-Reimbursable Expenses

     Non-reimbursable expenses are estimated to be $58,600, which is consistent with the budget for the property. Non-reimbursable expenses include marketing and promotion expenses related to the building.

     Other Expenses

     Other expenses include tenant improvements and leasing commissions. The probability of incurring future leasing commissions and tenants alterations is based upon a 50 percent renewal probability.

     Tenant Improvements

     We factor a $12.00 per square foot allowance for second generation space with an allowance of $6.00 per square foot for tenant renewals.

     Leasing Commissions

     Leasing commissions for the period under this analysis leasing commissions for all new leases are estimated to be consistent with the renewal rates with the commission rates in place in Kansas City.

     Capital Replacement/Reserves

     Reserves for replacement are or should be set aside to accumulate an amount efficient to replace and/or repair certain major building components over time, i.e. roof, major parking lot repairs, HVAC systems, etc. during the period of the analysis. Based on the expense behavior of other comparable properties and the age of the subject property is estimated at capital replacement/reserves of $.25 per square foot, increasing by 3 percent annually over the period of our analysis.


================================================================================

                                                            Income Approach
================================================================================

     Our projected expenses are predicated on the assumption that the property will be prudently managed, while maintaining the improvement at a competitive level to preserve value. The proceeding commutative annual operating expenses equate to $5.44 per square foot or $3,308,540.

Cash Flow Model

     In the calculation of the cash flow forecasts and investment results produced under these assumptions, projections and parameters, we employed the Pro-Ject + computer program. Pro-Ject + has flexibility to allow for tenant by tenant analysis of the subject as encumbered by existing leases. Pro-Ject Plus + also allows for variety of assumptions regarding future income streams and expenses. Our eleven year analysis can be found on the following page.

Terminal Capitalization Rates Selection

     A terminal capitalization rate was used to estimate the market value of the property, at the end of the assumed investment holding period. The rate is applied to the eleventh year estimate of net operating income before making deductions for leasing commissions, tenant improvements allowances, or capital reserves. We estimated an appropriate terminal rate based on the indicated capitalization rates of improved property sales in today's market.

     A premium is generally added to today's rate to allow for the risk of unforeseen events or trends which might effect our estimate of net operating income during the holding period, including possible changes in the market conditions for the property. Investors typically add 50 to 100 basis points to the going-in rate to arrive at a terminal capitalization rate, according to Cushman & Wakefield investor surveys.

     Considering the survey results and comparing the subject property to the comparables included in the Sales Comparison Approach, but also tempered by the fact that capitalization rates are falling which are not reflected in the sales, we are of the opinion that a 10.5 percent terminal capitalization rate is appropriate to apply to the subject property's projected net operating income in the eleventh year. This results in an estimated terminal value for the property at the end of the tenth year of $53,987,000.

Discount Rate Analysis

     We estimated future cash flows, including property value at reversion, and discounted the income stream at a rate of return currently required by investors for similar quality real property. The yield rate is the single rate that discounts all future equity benefits to an estimate of net present value.

     Cushman & Wakefield's Valuation Advisory Services periodically surveys national real estate investors to determine their investment objectives. Following is a brief review of internal rates of return, overall rates and income and expense growth rates considered acceptable by the respondents.



================================================================================

                       CITY CENTER SQUARE, KANSAS CITY MO
                            PROJECT DESIGNATOR: CITY
                            REVISION: 7/31/96 @ 14:50
                         ANNUAL CASH FLOW REPORT (OOO'S)
                          BEGINNING 1/1/96 FOR 11 YEARS
                                 8/ 6/96 @ 9:57



                     CY1956    CY1997    CY1998    CY1999    CY2000    CY2001    CY2002    CY2003    CY2004     CY2005     CY2006
INCOME
------
MINIMUM RENT:
ALL TENANTS           7,373     8,116     8,427     8,471     8,663     8,628     8,898     8,989     9,470     10,331     10,502
FREE RENT               (61)     (142)      (96)     (148)     (176)     (208)     (306)     (348)     (678)      (229)      (235)
                     ------    ------    ------    ------    ------    ------    ------    ------    ------    -------    -------
TOTAL MINIMUM RENT    7,311     7,974     8,331     8,322     8,487     6,420     8,592     8,641     8,791     10,101     10,266

RECOVERIES:
EXPENSE ESCAL           205       317       429       528       587       662       675       670       468        505        613
                     ------    ------    ------    ------    ------    ------    ------    ------    ------    -------    -------
TOTAL RECOVERIES        205       317       429       528       587       662       675       670       468        505        613


                     ------    ------    ------    ------    ------    ------    ------    ------    ------    -------    -------
GROSS RENTAL
 INCOME               7,517     8,292     8,761     8,851     9,074     9,083     9,268     9,311     9,260     10,606     10,880
CREDIT LOSS             (75)     (165)     (175)     (177)     (181)     (181)     (185)     (186)     (185)      (212)      (217)
OTHER INCOME            237       244       252       259       267       275       283       292       301        310        319
PERCENTAGE RENTS         40        41        42        43        46        46        47        49        50         52         53
PARKING REVENUES        326       335       345       356       367       378       389       401       413        425        438
                     ------    ------    ------    ------    ------    ------    ------    ------    ------    -------    -------
TOTAL INCOME          8,046     8,748     9,226     9,333     9,572     9,601     9,803     9,867     9,839     11,182     11,474

EXPENSES
--------
NON-REIMB. EXPENSE       58        60        62        64        65        67        69        72        74         76         78
OPERATING EXPENSES    3,249     3,347     3,447     3,551     3,657     3,767     3,880     3,997     4,116      4,240      4,367
REAL ESTATE TAXES       730       751       774       797       821       846       871       897       924        952        981
                     ------    ------    ------    ------    ------    ------    ------    ------    ------    -------    -------
TOTAL EXPENSES        4,038     4,159     4,284     4,413     4,545     4,681     4,822     4,966     5,115      5,269      5,427
                     ------    ------    ------    ------    ------    ------    ------    ------    ------    -------    -------
NET OPERATING
 INCOME               4,007     4,588     4,942     4,920     5,026     4,920     4,981     4,901     4,724      5,912      6,046

ALTERATIONS             429       716       354       465       606       792     1,081     1,308     2,487        794        840
COMMISSIONS              95       122        80       126       149       183       252       296       574        210        195
CAPITAL RESERVES        158       162       167       172       177       183       188       194       200        206        212
                     ------    ------    ------    ------    ------    ------    ------    ------    ------    -------    -------
CASH FLOW             3,324     3,587     4,339     4,156     4,092     3,760     3,459     3,101     1,461      4,700      4,797


                                                            Income Approach
================================================================================



     =====================================================================
                         1995/96 WINTER INVESTOR SURVEY
                       FOR URBAN CLASS A OFFICE BUILDINGS
     =====================================================================
                 GOING-IN             TERMINAL             IRR
     ---------------------------------------------------------------------
               Low      High       Low      High       Low      High
     =====================================================================
     Mean     9.16%     9.84%     9.51%    10 04%    11.82%    12.59%
     ---------------------------------------------------------------------
     Range    7.50%    12.00%     8.00%    12.00%    10.50%    15.00%
     =====================================================================



     =====================================================================
                         1995/96 WINTER INVESTOR SURVEY
                          FOR SUBURBAN OFFICE BUILDINGS
     =====================================================================
                 GOING-IN             TERMINAL             IRR
     ---------------------------------------------------------------------
               Low      High       Low      High       Low      High
     =====================================================================
     Mean     9.25%     9.90%     9.43%    10.04%    12.11%    12.59%
     ---------------------------------------------------------------------
     Range    8.00%    12.00%     9.00%    12.00%    11.00%    15.00%
     =====================================================================



     This table summarizes the investment parameters of some of the most prominent investors currently inquiring good quality office building properties in the United States. The entire survey is included in the Addenda of this report.

     The investors rates of return sighted a range from 10 percent to 13 percent. We have selected a 12.5 percent discount rate for the subject property. The internal rate of return and terminal capitalization rates selected for this analysis were strongly influenced by our recent investor survey, but we also relied very heavily on data from Cushman & Wakefield's Financial Services Group. Furthermore, we realize that the surveys reflect target rates rather than transactional rates. Transactional rates are usually difficult to obtain in the verification process and are actually only target rates of the buyer at the time of sale. The properties performance will ultimately determine the actual yield and capitalization rate at the time of sale after a specific holding period. We found that, in improving markets or with above average properties, demand will be high and transactional rates may be lower than the target rates that are quoted in the surveys. We have tried to recognize this factor in our choice of rate for our cash flow model. The discounted cash matrix can be found on the following page.







================================================================================

                                                            Income Approach
================================================================================

                              Discounted Cash Flow
                                  Value Matrix
                                     ($000)

     Terminal Capitalization Rate    10.0%       10.5%        11.0%

     Discount Rate
           12.0%                    $38,532     $37,660      $36,867
           12.5%                    $37,336     $36,502      $35,743
           13.0%                    $36,190     $35,392      $34,667


Conclusions

     The resulting value estimate is $36,000,000 or $59.22 per square foot of building area this translates into a capitalization rate of 9.23 percent after capital costs are considered.

     As previously noted, there have been no sales of comparables office building properties in Kansas City over the last several years. However, sales of office properties on a regional and national basis indicate that the investment parameters employed in the appraisal process are appropriate and that the value indication is reasonable.





================================================================================

                                 RECONCILIATION AND FINAL ESTIMATE OF VALUE
================================================================================

     We have considered all of the traditional approaches to estimating market value of commercial real estate in our analysis. Two of the three traditional approaches were utilized, indicating the following values for the subject property.

          Sales Comparison Approach                            $35,000,000

          Income Approach                                      $36,000,000

     The Cost Approach has not been utilized in this report. The Cost Approach requires an estimation of the cost to reproduce or replace the existing improvements of the property. From this cost new of improvements accrued depreciation from physical, functional and economic sources is deducted to arrive at a cost less depreciation. The estimated land value is then added to arrive at total value. The Cost Approach was not utilized in this report due to the lack of available data to estimate the site's land value. The subjectivity of estimating accrued depreciation of aged existing improvements also limits the reliability of this approach. In addition, we know of few investors who utilize replacement cost as the basis for their investment decisions.

     The Sales Comparison Approach consists of the collection and analysis of data relevant to actual sales of properties deemed comparable to the subject property. Properties which have been sold are compared to the property under appraisal and adjustments to the sale prices are made based on differences between the subject property and the comparable sales. We specifically compared net operating income levels and the sales price per square foot of the comparables.

     The Income Approach converts anticipated future cash flows into a present value estimate. This method is based on the premise that the motivation for a property purchase is a function of the anticipation of future benefits to be gained from the investment. The potential purchaser, in essence, will trade the purchase price of the property for a projected income stream to be received in the future. Conversion of the anticipated cash flow into a value indication commonly occurs in the form of discounted cash flow analysis or application of a single capitalization rate to a stabilized income estimate.

     It is the Income Approach, however, that is logically considered the most appropriate technique for estimating the value of income-producing property. Not only does this approach represent the most direct and accurate simulation of market behavior, it is the method explicitly employed by buyers and sellers in acquisition and disposition decisions. Therefore, following the implied dictum of the market, we have used an approach based primarily on projected income as the foundation for our valuation of the subject property.

     In light of the above, we are of the opinion that the market value of the leased fee estate in the property, as of July 31, 1996, was:

                           THIRTY SIX MILLION DOLLARS
                                   $36,000,000


================================================================================

                                 Reconciliation and Final Estimate of Value
================================================================================

Marketing Time

     Marketing time is an estimate of the time that might be required to sell a real property interest at the appraised value. Marketing time is presumed to start on the effective date of the appraisal. Marketing time occurs subsequent to the effective date of the appraisal and exposure time is presumed to precede the effective date of the appraisal. The estimate of marketing time uses some of the same data analyzed in the process of estimating reasonable exposure time and it is not intended to be a prediction of a date of sale.

     We believe, based on the assumptions employed in our analysis, as well as our selection of investment parameters for the subject, our value conclusions represent a price achievable within six to nine months marketing time on the open market.
















================================================================================

                                        ASSUMPTIONS AND LIMITING CONDITIONS
================================================================================

Appraisal means the appraisal report and opinion of value stated therein; or the letter opinion of value, to which these Assumptions and Limiting Conditions are annexed.

Property means the subject of the Appraisal.

C&W means Cushman & Wakefield, Inc. or its subsidiary which issued the Appraisal.

Appraiser(s) means the employee(s) of C&W who prepared and signed the Appraisal.

The Appraisal has been made subject to the following assumptions and limiting conditions:

     1. No opinion is intended to be expressed and no responsibility is assumed for the legal description or for any matters which are legal in nature or require legal expertise or specialized knowledge beyond that of a real estate appraiser. Title to the Property is assumed to be good and marketable and the Property is assumed to be free and clear of all liens unless otherwise stated. No survey of the Property was undertaken.

     2. The information contained in the Appraisal or upon which the Appraisal is based has been gathered from sources the Appraiser assumes to be reliable and accurate. Some of such information may have been provided by the owner of the Property. Neither the Appraiser nor C&W shall be responsible for the accuracy or completeness of such information, including the correctness of estimates, opinions, dimensions, sketches, exhibits and factual matters.

     3. The opinion of value is only as of the date stated in the Appraisal. Changes since that date in external and market factors or in the Property itself can significantly affect property value.

     4. The Appraisal is to be used in whole and not in part. No part of the Appraisal shall be used in conjunction with any other appraisal. Publication of the Appraisal or any portion thereof without the prior written consent of C&W is prohibited. Except as may be otherwise stated in the letter of engagement, the Appraisal may not be used by any person other than the party to whom it is addressed or for purposes other than that for which it was prepared. No part of the Appraisal shall be conveyed to the public through advertising, or used in any sales or promotional material without C&W's prior written consent. Reference to the Appraisal Institute or to the MAI designation is prohibited.

     5. Except as may be otherwise stated in the letter of engagement, the Appraiser shall not be required to give testimony in any court or administrative proceeding relating to the Property or the Appraisal.



================================================================================

                                        Assumptions and Limiting Conditions
================================================================================

     6. The Appraisal assumes (a) responsible ownership and competent management of the Property; (b) there are no hidden or unapparent conditions of the Property, subsoil or structures that render the Property more or less valuable (no responsibility is assumed for such conditions or for arranging for engineering studies that may be required to discover them); (c) full compliance with all applicable federal, state and local zoning and environmental regulations and laws, unless noncompliance is stated, defined and considered in the Appraisal; and (d) all required licenses, certificates of occupancy and other governmental consents have been or can be obtained and renewed for any use on which the value estimate contained in the Appraisal is based.

     7. The physical condition of the improvements considered by the Appraisal is based on visual inspection by the Appraiser or other person identified in the Appraisal. C&W assumes no responsibility for the soundness of structural members nor for the condition of mechanical equipment, plumbing or electrical components.

     8. The forecasted potential gross income referred to in the Appraisal may be based on lease summaries provided by the owner or third parties. The Appraiser assumes no responsibility for the authenticity or completeness of lease information provided by others. C&W recommends that legal advice be obtained regarding the interpretation of lease provisions and the contractual rights of parties.

     9. The forecasts of income and expenses are not predictions of the future. Rather, they are the Appraiser's best estimates of current market thinking on future income and expenses. The Appraiser and C&W make no warranty or representation that these forecasts will materialize. The real estate market is constantly fluctuating and changing. It is not the Appraiser's task to predict or in any way warrant the conditions of a future real estate market; the Appraiser can only reflect what the investment community, as of the date of the Appraisal, envisages for the future in terms of rental rates, expenses, supply and demand.

     10. Unless otherwise stated in the Appraisal, the existence of potentially hazardous or toxic materials which may have been used in the construction or maintenance of the improvements or may be located at or about the Property was not considered in arriving at the opinion of value. These materials (such as formaldehyde foam insulation, asbestos insulation and other potentially hazardous materials) may adversely affect the value of the Property. The Appraisers are not qualified to detect such substances. C&W recommends that an environmental expert be employed to determine the impact of these matters on the opinion of value.

     11. Unless otherwise stated in the Appraisal, compliance with the requirements of the Americans With Disabilities Act of 1990 (ADA) has not been considered in arriving at the opinion of value. Failure to comply with the requirements of the ADA may adversely affect the value of the Property. C&W recommends that an expert in this field be employed.


================================================================================

                                                 CERTIFICATION OF APPRAISAL
================================================================================

We certify that, to the best of our knowledge and belief:

     1) The property was inspected by David F. McArdle. The report was prepared by David F. McArdle and Travis W. Walsh, MAI, CRE. and concur with the findings contained herein.

     2)   The statements of fact contained in this report are true and correct.

     3) The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions, and conclusions.

     4) We have no present or prospective interest in the property that is the subject of this report, and we have no personal interest or bias with respect to the parties involved.

     5) Our compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of a subsequent event. The appraisal assignment was not based on a requested minimum valuation, a specific valuation or the approval of a loan.

     6) No one provided significant professional assistance to the persons signing this report.

     7) Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation and the Code of Professional Ethics and the Standards of Professional Appraisal Practice of the Appraisal Institute.

     8) The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

     9) As of the date of this report, Travis W. Walsh, MAI, CRE has completed the requirements of the continuing education program of the Appraisal Institute.


          David F. McArdle
          Director
          Valuation Advisory Services


          Travis W. Walsh, MAI, CRE
          Director
          Valuation Advisory Services




================================================================================

                                                       OFFICE BUILDING SALE
================================================================================

     Building Name:                              Seven Penn Center

     Location:                                   N/E/C 17th S & Market Streets
                                                 Philadelphia, PA

     Grantor:                                    Corestates Bank, N.A.

     Grantee:                                    The Arden Group

     Date of Sale:                               12/16/95

     Physical Description:

       Land Area:                                21.61 Acres
       Gross Building Area:                      340,000 Square Feet
       Net Rentable Area:                        295,095 Square Feet
       Year Built:                               1964
       Occupancy at Sale:                        52 %
       Parking:                                  None
       Quality:                                  Good
       Construction:                             Steel and concrete
       Zoning:                                   C-5
       Stories:                                  30

     Sale Price:                                 $18,500,000

     Terms of Sale:                              All cash to seller

     Economic Indicators:
       Net Operating Income:                     $1,777,600    Actual

     Appraisal Indicators:
       Overall Rate (OAR):                       9.61 %

     Sale Price/Square Foot (GSF):               $54.41

     Sale Price/Square Foot (RSF):               $62.69

     COMMENTS:
          One tenant, The Turf Club occupied 20% of the occupied area but produced 35% of the in-place income. The existing retail area of 11 % produces 26% of the in place income. Buyer received $18 million of participating debt from Mass Mutual and invested $3.5 million of equity to close the transaction and fund the lease up.

                                                       OFFICE BUILDING SALE
================================================================================

     Building Name:                              Allianz Financial Centre

     Location:                                   2323 Bryan Street
                                                 Dallas, TX

     Parcel Number:                              D45-L

     Grantor:                                    The Equitable Life Assurance
                                                 Society of the United States

     Grantee:                                    Beverly Hills Center, LLC

     Date of Sale:                               11/21/95

     Recording Data:                             Volume 95227, Page 1348

     Physical Description:

       Land Area:                                36,753 Square Feet
                                                 0.84 Acres
       Gross Building Area:                      506,149 Square Feet
       Net Rentable Area:                        464,542 Square Feet
       Year Built:                               1982
       Occupancy at Sale:                        71 %
       Parking:                                  1,076 spaces
       Quality:                                  Good
       Construction:                             Pink granite spandrels
       Stories:                                  26

     Sale Price:                                 $24,000,000

     Terms of Sale:                              All cash to seller

     Economic Indicators:
       Gross Annual Income:                      $5,780,000
       Less: Operating Expenses:                 $3,030,000
       Net Operating Income:                     $2,750,000

     Appraisal Indicators:
       Overall Rate (OAR):                       11.5%

     Sale Price/Square Foot (GSF):               $47.42

     Sale Price/Square Foot (RSF):               $51.66

     COMMENTS:

          This is a Class A downtown office building that includes

                                                       OFFICE BUILDING SALE
================================================================================

     I-2 Continued

          1,076 parking spaces. There was 9,276 (2%) of the building in shell condition.

     Confirmation Data:
          Date:                                  05/16/96
          By:                                    APPRAISER
          With:                                  C&W

















NYC4-2809

                                                       OFFICE BUILDING SALE
================================================================================

     Building Name:                              Lakeside Commons

     Location:                                   990 Hammond Drive
                                                 Atlanta, GA

     Grantor:                                    Lakeside Commons Partners, Ltd

     Grantee:                                    YCP Lakeside, LP

     Date of Sale:                               04/28/95

     Physical Description:

       Land Area:                                392,476 Square Feet
                                                 9.01 Acres
       Gross Building Area:                      232,000 Square Feet
       Net Rentable Area:                        222,000 Square Feet
       Year Built:                               1986
       Occupancy at Sale:                        90 %
       Quality:                                  Good
       Construction:                             Class A, sprinklered
       Stories:                                  11

     Sale Price:                                 $22,500,000

     Terms of Sale:                              (excluding vacant pad site)
                                                 Pad site estimated at an
                                                 additional $2,000,000
                                                 All cash to seller

     Economic Indicators:
       Effective Gross Income:                   $3,211,800
       Less: Operating Expenses:                 $1,705,000
       Net Operating Income:                     $1,506,800

     Appraisal Indicators:
       Effective Gross Inc. Mult.:               7.0
       Overall Rated (OAR):                      6.7%

     Sale Price/Square Foot (GSF):               $96.98

     Sale Price/Square Foot (RSF):               $101.35

     COMMENTS:

          Economic indicators above are 1994 (actual) numbers. The 1995 budget numbers are:

          Effective Gross Annual Income: $3,279,000

                                                       OFFICE BUILDING SALE
================================================================================

     I-3 Continued

          Less: Operating Expenses:      $1,405,000
          Net Operating Income:          $1,875,000
          EGIM: 6.9
          OAR:  8.3%

          The seller estimated the vacant pad site value at $2,000,000. Actual price was adjusted by this figure to calculate the appraisal indicators.

          Property is located in the North Central suburban submarket near the intersection of 1-285 and Georgia 400.

          The rentable area includes 7,000 SF of common use, non-revenue producing space such as conference room, post office, club and management office.

          Amenities include a two-acre lake, full service cafe with an outdoor plaza, health club and conference room, and free covered parking. Most leases are structured with a base rent plus escalations that are based on a portion of the annual CPI change and pass-through of operating expenses over a base year stop.

          The seller's pro forma yields an imputed 12.3% IRR if a 9.5% terminal rate and a 10-year hold is assumed.

          This property was purchased in November 1991 for $16,300,000 ($73.42/Sf of NRA) excluding a value allocation to the land.

     Confirmation Data:

          Date:                                  06/20/95
          By:                                    APPRAISER
          With:                                  C&W








NYC4-2429

                                                       OFFICE BUILDING SALE
================================================================================

     Building Name:                              Tower Center II

     Location:                                   Tower Center Boulevard
                                                 New Jersey Turnpike Exit 9
                                                 East Brunswick, Middlesex, NJ

     Parcel Number:                              Block 202, Lot 2

     Grantor:                                    Tower Center Associates

     Grantee:                                    Confidential

     Date of Sale:                               03/06/95

     Recording Data:                             N/A

     Physical Description:

       Land Area:                                199,505 Square Feet
                                                 4.58 Acres
       Gross Building Area:                      417,159 Square Feet
       Net Rentable Area:                        407,918 Square Feet
       Year Built:                               1988
       Occupancy at Sale:                        81 %
       Parking:                                  Parking Deck - 1,267 cars
       Quality:                                  Excellent
       Construction:                             Granite and glass
       Stories:                                  23

     Sale Price:                                 $59,000,000

     Terms of Sale:                              All cash to seller

     Economic Indicators:
       Gross Annual Income:                      $9,542,000      Actual
       Less: Operating Expenses:                 $3,639,000      Actual
       Net Operating Income:                     $5,903,000      Actual

     Appraisal Indicators:
       Overall Rate (OAR):                       10.00%

     Sale Price/Square Foot (GSF):               $141.43

     Sale Price/Square Foot (RSF):               $144.64

     COMMENTS:

          Property consists of a 23-story office building plus a

                                                       OFFICE BUILDING SALE
================================================================================

     I-4 Continued

          parking deck for 1,267 cars. The facility was occupied by 14 tenants ranging in size from 2,053 to 107,080 square feet. Tower Center II is part of a larger complex which also includes a twin building plus a 405-room Hilton hotel. The property has excellent accessibility to Exit 9 of the New Jersey Turnpike.

     Confirmation Data:

          Date:                                  01/15/96
          By:                                    APPRAISER
          With:                                  C&W



















NYC4-2685

                                                       OFFICE BUILDING SALE
================================================================================

     Building Name:                              Centennial Plaza I & II

     Location:                                   705 & 895 Central Avenue
                                                 Cincinnati, Hamilton County, OH

     Parcel Number:                              Block 146-6, Lot 121

     Grantor:                                    N/A

     Grantee:                                    CALPERS

     Date of Sale:                               02/03/95

     Recording Data:                             N/A

     Physical Description:

       Land Area:                                2.13 Acres
       Gross Building Area:                      235,439 Square Feet
       Net Rentable Area:                        224,203 Square Feet
       Year Built:                               1986
       Occupancy at Sale:                        90%
       Parking:                                  200 spaces
       Quality:                                  Good
       Construction:                             Structural steel
       Zoning:                                   Commercial
       Stories:                                  11

     Sale Price:                                 $10,089,136

     Terms of Sale:                              All cash to seller

     Sale Price/Square Foot (GSF):               $42.85

     Sale Price/Square Foot (RSF):               $45.00

     Number of Stories:                          5 and 11

     Renovated:                                  1990

     COMMENTS:

          The property consists of a two tower complex. The statistics are based on the combined size. The location is in a peripheral area of the central business district.

     Confirmation Data:

       Date:                                     09/13/95
       By:                                       APPRAISER

                                                       OFFICE BUILDING SALE
================================================================================

     Location:                                   444 North Michigan Avenue
                                                 Chicago, IL

     Grantor:                                    Northwest Mutual Life
                                                 Insurance Company

     Grantee:                                    Equitable Realty

     Date of Sale:                               07/01/94

     Physical Description:

       Land Area:                                20,000 Square Feet
       Gross Building Area:                      504,906 Square Feet
       Net Rentable Area:                        504,906 Square Feet
       Year Built:                               1976
       Occupancy at Sale:                        75 %
       Parking:                                  None
       Quality:                                  Good
       Construction:                             Steel frame and glass exterior
       Zoning:                                   Commercial
       Stories:                                  36

     Sale Price:                                 $23,800,000

     Terms of Sale:                              All cash to seller

     Economic Indicators:
      Net Operating Income:                      $2,808,400

     Appraisal Indicators:
      Overall Rate (OAR):                        11.80%

     Sale Price/Square Foot (GSF):               $47.14

     Sale Price/Square Foot (RSF):               $47.14

     Asking Rents at Sale:                       $3.00 - $9.00/SF - Net

     COMMENTS:

          A total of eleven participants submitted bids to purchase the property. The building was on the market for approximately two months prior to accepting Equitable's offer. The above information was verified by Equitable Realty. According to Equitable Realty, approximately $430,000 in capital expenses will be incurred during the first year. The above net operating income represents the

                                                       OFFICE BUILDING SALE
================================================================================

     I-6 Continued

          buyer's first year projection.

     Confirmation Data:

          Date:                                  08/11/94
          By:                                    APPRAISER
          With:                                  C&W














NYC4-1567

                                                       OFFICE BUILDING SALE
================================================================================

     Building Name:                              NBD Bank Building

     Location:                                   175 South Third Street
                                                 S/W/C Town Street
                                                 Columbus, Franklin County, OH

     Parcel Number:                              184812

     Grantor.                                    Aetna Life & Casualty Company

     Grantee:                                    Columbus Third L.P.
                                                 c/o Box One Capital Corp.

     Date of Sale:                               03/01/94

     Recording Data:                             N/A

     Physical Description:

       Land Area:                                21,600 Square Feet
       Gross Building Area:                      210,000 Square Feet
       Net Rentable Area:                        196,000 Square Feet
       Year Built;                               1981
       Occupancy at Sale:                        89 %
       Parking:                                  None
       Quality:                                  Good
       Construction:                             Concrete
       Zoning:                                   C3, Commercial District
       Stories:                                  12

     Sale Price:                                 $12,250,000

     Terms of Sale:                              All cash to seller

     Economic Indicators:
       Gross Annual Income:                      $3,699,506
       Less: Vacancy:                            $295,960
       Less: Operating Expenses:                 $1,261,537
       Net Operating Income:                     $2,142,009

     Appraisal Indicators:
       Gross Income Multiplier:                  3.31
       Overall Rate (OAR):                       17.49%

     Sale Price/Square Foot (GSF):               $58.33

     Sale Price/Square Foot (RSF):               $62.50

     Major Office Tenants:                       National Bank of
                                                   Columbus & Columbus Bar

                                                       OFFICE BUILDING SALE
================================================================================

     I-7 (Continued)

     COMMENTS:

          This Class B+ office building is located in downtown Columbus, Ohio, the state capital. The property is subject to a long term ground lease which expires in the Year 2029 with two 15-year renewal options. NBD Bank of Columbus is the major tenant in the building and their lease is due to expire in 1996. The high overall rate was reported to be a result of the high lease turnover and expiration of its tax abatement as well as the ground lease. Approximately 50 percent of the building's leases roll over through 1996. In addition, the tax abatement on the building is due to expire in January 1997 and since the property's leases are triple net, the tenants would receive large increases in their occupancy costs if they renew.

     Confirmation Data:

          Date:                                  06/03/94
          By:                                    BROKER
          With:                                  C&W - Detroit

                       CITY CENTER SQUARE, KANSAS CITY MO
                            PROJECT DESIGNATOR: CITY
                            REVISION: 8/ 6/96 @ 17:22
                           PROJECT ASSUMPTIONS REPORT
                                EXCLUDING TENANTS
                                 8/ 6/96 @ 17:38



BUILDING PROLOGUE
-----------------

LEASEHOLD ANALYSIS OF CITY CENTER SQUARE, KANSAS CITY MO BEGINNING 1/1996 FOR 20 YEARS ON A CALENDAR YEAR BASIS


AREA MEASURES
-------------

RETL
DESCRIBED AS RETAIL AREA
1996 VALUE -        23,154
THEREAFTER - CONSTANT

OFFA
DESCRIBED AS OFFICE AREA
1996 VALUE -       584,793
THEREAFTER - CONSTANT

AREA
DESCRIBED AS TOTAL RENTABLE AREA
+100.0% OF RETL+100.0% OF OFFA


GROWTH RATES
------------

MKT1
DESCRIBED AS MARKET GROWTH RATE
1996 VALUE -          3.00
THEREAFTER - CONSTANT

CPIG
DESCRIBED AS EXPENSE GROWTH RATE
1996 VALUE -          3.00
THEREAFTER - CONSTANT

COMN
DESCRIBED AS FULL COMMISSION RATE-5 YEAR LEASE
1996 VALUE -          3.90
THEREAFTER - CONSTANT

COMR
DESCRIBED AS RENEWAL COMMISSION RATE-FIVE YEAR LEASE
1996 VALUE -          1.95
THEREAFTER - CONSTANT

COMB

DESCRIBED AS BLENDED COMMISSION RATE REFLECTING RENEWAL PROBABILITY
 +50.0% OF COMN +50.0% OF COMR


MARKET RATES
------------

RETL
DESCRIBED AS RETAIL MARKET RENT
1996 VALUE -         20.00
THEREAFTER - GROWING AT GROWTH RATE MKT1

OFF1
DESCRIBED AS OFFICE MARKET RENT-UNDER 5,000 SF
1996 VALUE -         14.00
THEREAFTER - GROWING AT GROWTH RATE MXTI

OFF2
DESCRIBED AS OFFICE MARKET RENT-OVER 5,000 SF
1996 VALUE -         14.00
THEREAFTER - GROWING AT GROWTH RATE MKT1

ALTV
DESCRIBED AS ALTERATION FOR VACANT SPACE
1996 VALUE -         12.00
THEREAFTER - GROWING AT GROWTH RATE CPIG

ALTR
DESCRIBED AS ALTERATION  FOR RENEWAL SPACE
 +50.0% OF ALTV

ALTS
DESCRIBED AS BLENDED ALTERATION COST REFLECTING PROBABILITY
 +50.0% OF ALTV +50.0% OF ALTR

DESCRIBED AS BLENDED FREE RENT
1996 VALUE -          2.00
THEREAFTER - CONSTANT

CAM
1996 VALUE -          6.81
THEREAFTER - GROWING AT GROWTH RATE CPIG


MISCELLANEOUS INCOMES
---------------------

OTHER INCOME
1996 VALUE -       237,652
THEREAFTER - GROWING AT GROWTH RATE CPIG

PERCENTAGE RENTS
1996 VALUE -        40,000

THEREAFTER - GROWING AT GROWTH RATE CPIG

PARKING REVENUES
1996 VALUE -       326,124
THEREAFTER - GROWING AT GROWTH RATE CPIG


EXPENSES
--------

INSURANCE         , REFERRED TO AS INSR
DESCRIBED AS INSURANCE
AN INFORMATIONAL EXPENSE
1996 VALUE          95,000
THEREAFTER - GROWING AT GROWTH RATE CPIG

UTILITIES         , REFERRED TO AS UTIL
DESCRIBED AS ELECTRIC & WATER/SEWER
AN INFORMATIONAL EXPENSE
1996 VALUE -     1,370,000
THEREAFTER - GROWING AT GROWTH RATE CPIG

BLDG SERV. & SUPP., REFERRED TO AS SERV
DESCRIBED AS BUILDING SERVICES
AN INFORMATIONAL EXPENSE
1996 VALUE -       688,000
THEREAFTER - GROWING AT GROWTH RATE CPIG

SECURITY          , REFERRED TO AS SECU
AN INFORMATIONAL EXPENSE
1996 VALUE -       200,000
THEREAFTER - GROWING AT GROWTH RATE CPIG

GRNDS. & MAINT.   , REFERRED TO AS GNDS
DESCRIBED AS GROUNDS
AN INFORMATIONAL EXPENSE
1996 VALUE -        10,750
THEREAFTER - GROWING AT GROWTH RATE CPIG

PAYROLL/BENEFITS  , REFERRED TO AS BENE
DESCRIBED AS PAYROLL/BENEFITS
AN INFORMATIONAL EXPENSE
1996 VALUE -       338,940
THEREAFTER - GROWING AT GROWTH RATE CPIG

MANAGEMENT        , REFERRED TO AS MGNT
DESCRIBED AS MANAGEMENT
AN INFORMATIONAL EXPENSE
1996 VALUE -       150,000
THEREAFTER - GROWING AT GROWTH RATE CPIG

ON SITE OFFADMIN  , REFERRED TO AS ADMN
DESCRIBED AS ON SITE OFFICE/ADMINISTRATION
AN INFORMATIONAL EXPENSE

1996 VALUE -        73,550
THEREAFTER - GROWING AT GROWTH RATE CPIG

REAL ESTATE TAXES , REFERRED TO AS RETX
DESCRIBED AS REAL ESTATE TAXES
AN INFORMATIONAL EXPENSE
1996 VALUE -       730,000
THEREAFTER - GROWING AT GROWTH RATE CPIG

NON-REIMB. EXPENSE, REFERRED TO AS NONR
DESCRIBED AS NON REIMBURSABLE EXPENSES-MARKETING/OTHER
CHARGED AGAINST NET OPERATING INCOME
1996 VALUE -        58,600
THEREAFTER - GROWING AT GROWTH RATE CPIG

REIMBURSABLE EXP. , REFERRED TO AS REIM
DESCRIBED AS TOTAL REIMBURSABLE EXPENSES
AN INFORMATIONAL EXPENSE
+100.0% OF INSR+100.0% OF UTIL
+100.0% OF SERV+100.0% OF SECU
+100.0% OF GNDS+100.0% OF BENE
+100.0% OF MGNT+100.0% OF ADMN
+100.0% OF RETX+100.0% OF REPR

REPAIRS & MAINT.  , REFERRED TO AS REPR
DESCRIBED AS MAINT. & REPAIRS
AN INFORMATIONAL EXPENSE
1996 VALUE -       323,700
THEREAFTER - GROWING AT GROWTH RATE CPIG

OPERATING EXPENSES, REFERRED TO AS OPER
DESCRIBED AS NET OPERATING EXPENSES
CHARGED AGAINST NET OPERATING INCOME
+100.0% OF REIM-100.0% OF RETX

REAL ESTATE TAXES , REFERRED TO AS RTAX
DESCRIBED AS NET TAXES
CHARGED AGAINST NET OPERATING INCOME
+100.0% OF RETX


VACANCY ALLOWANCE
-----------------

PERCENTAGE OF POTENTIAL GROSS INCOME
FOR ALL TENANTS SUBJECT TO VACANCY
1996 VALUE -          1.00
1997 VALUE -          2.00
THEREAFTER - CONSTANT

MANAGEMENT FEE
--------------

NONE


COMMISSION CALCULATIONS
-----------------------

STANDARD METHOD #1 - 0.000% OF TOTAL RENT

STANDARD METHOD #2 - 0.000% OF TOTAL RENT

STANDARD METHOD #3 - 0.000% OF TOTAL RENT

STANDARD METHOD #4 - 0.000% OF TOTAL RENT

STANDARD METHOD #5 - 0.000% OF TOTAL RENT


COMMISSION PAYOUTS
------------------

STANDARD METHOD #1 - CASHED OUT

STANDARD METHOD #2 - CASHED OUT

STANDARD METHOD #3 - CASHED OUT

STANDARD METHOD #4 - CASHED OUT

STANDARD METHOD #5 - CASHED OUT


ALTERATION CALCULATION
----------------------

NONE


ALTERATION PAYOUTS
------------------

STANDARD METHOD #1 - CASHED OUT

STANDARD METHOD #2 - CASHED OUT

STANDARD METHOD #3 - CASHED OUT

STANDARD METHOD #4 - CASHED OUT

STANDARD METHOD #5 - CASHED OUT

COMMON AREA MAINTENANCE POOL
----------------------------

NONE


CAPITAL EXPENDITURES
--------------------

CAPITAL RESERVES
1996 VALUE -       158,000
THEREAFTER - GROWING AT GROWTH RATE CPIG


PRIMARY CLASSIFICATION CODES
----------------------------

    1 - RETAIL
    2 - OFFICE


SECONDARY CLASSIFICATION CODES
------------------------------

    1 - 1ST LEVEL RETAIL
    2 - 2ND LEVEL RETAIL
    3 - OFFICE < 5,000 SF
    4 - OFFICE > 5,000 SF


COST CENTERS
------------

    1 - EXPENSE ESCAL.


SALES VOLUME PROFILE
--------------------

          PERCENT OF        RELATIVE
MONTH    ANNUAL SALES       VOLUME
-----    ------------       --------
 JAN           8.33%           1.00
 FEB           8.33%           1.00
 MAR           8.33%           1.00
 APR           8.33%           1.00
 MAY           8.33%           1.00
 JUN           8.33%           1.00
 JUL           8.33%           1.00
 AUG           8.33%           1.00
 SEP           8.33%           1.00
 OCT           8.33%           1.00
 NOV           8.33%           1.00
 DEC           8.33%           1.00
             -------        -------

TOTALS      100.00%          12.00


GLOBAL RECOVERIES
-----------------

COMM AREA MAINT   , REFERRED TO AS CAM
ASSIGNED TO COST CENTER      1 - EXPENSE ESCAL.
RECOVERY OF AMOUNTS OR RATES GROWING AT A RATE
YEAR 1 VALUE -        5.80/SF
THEREAFTER   - GROWING AT GROWTH RATE CPIG
CAP          - NONE

REIMBURSABLE EXP. , REFERRED TO AS OPEX
ASSIGNED TO COST CENTER      1 - EXPENSE ESCAL.
PRO RATA SHARE RECOVERY OF EXPENSE REIM
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE OFFA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF THE EXPENSE VALUE IN THE OCCUPANCY YEAR


TENANT PROLOGUE
---------------

MINIMUM RENTS:
SPECIFIED AMOUNTS INTERPRETED AS AMOUNTS/SOUARE FOOT/YEAR
MARKET RATES INTERPRETED AS AMOUNTS/SQUARE FOOT/YEAR

SALES VOLUMES AND BREAKPOINTS:
SPECIFIED AMOUNTS INTERPRETED AS AMOUNTS/YEAR
MARKET RATES INTERPRETED AS AMOUNTS/SQUARE FOOT/YEAR

RENEWAL RENTS ARE COMPOUNDED ANNUALLY
RELETTING DOWNTIME AND EXPENSES ARE NOT CONDITIONAL ON GOING TO MARKET


REFERENCE TENANTS
-----------------

THERE ARE A TOTAL OF 3 REFERENCE TENANT(S):

-------------------------------------------------------------------------------

# 1 - FORMAT
BASE LEASE DATES:       1/1995 TO 1/1996
TYPE OF TENANT:         OFFICE
SQUARE FOOTAGE-             10
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -    0.00/SF/YR

RECOVERIES: NONE

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

       LENGTH         VACANT    SQ FT    MONTHS OF
TERM YEARS.MONTHS     MONTHS  INCREASE   FREE RENT   COMMISSIONS    ALTERATIONS
---- ------------     ------  --------   ---------   -----------    -----------
  1        5.00          3      NONE        FREE         YES           YES
  2        5.00          3      NONE        FREE         YES           YES
  3        5.00          3      NONE        FREE         YES           YES
  4        5.00          3      NONE        FREE         YES           YES

RENEWAL MINIMUM RENT:
MARKET RATE OFF1 MULTIPLIED BY 1.000

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY   OPEX

RENEWAL COMMISSIONS:    GROWTH RATE COMB
RENEWAL PAYOUT:         CASHED OUT

RENEWAL ALTERATIONS:    MARKET RATE ALTB
RENEWAL PAYOUT:         CASHED OUT

--------------------------------------------------------------------------------

# 2 - RETAIL FORMAT
BASE LEASE DATES:        1/1995 TO 12/1996
TYPE OF TENANT:          OFFICE
SQUARE FOOTAGE:              10
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -     0.00/SF/YR

RECOVERIES: NONE

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

       LENGTH         VACANT    SQ FT    MONTHS OF
TERM YEARS.MONTHS     MONTHS  INCREASE   FREE RENT   COMMISSIONS    ALTERATIONS
---- ------------     ------  --------   ---------   -----------    -----------
  1        5.00          3      NONE        FREE         YES            NO
  2        5.00          3      NONE        FREE         YES            NO
  3        5.00          3      NONE        FREE         YES            NO
  4        5.00          3      NONE        FREE         YES            NO

RENEWAL MINIMUM RENT:
MARKET RATE RETL MULTIPLIED BY 1.000

RENEWAL RECOVERIES:

CAM
ASSIGNED TO COST CENTER        1 - EXPENSE ESCAL.
RECOVERY OF AMOUNTS OR RATES GROWING AT A RATE
YEAR 1 VALUE - MARKET RATE CAM
THEREAFTER     - GROWING AT GROWTH RATE CPIG
CAP            - NONE

RENEWAL COMMISSIONS: GROWTH RATE COME
RENEWAL PAYOUT:         CASHED OUT

RENEWAL ALTERATIONS:    MARKET RATE ALTB
RENEWAL PAYOUT:         CASHED OUT

--------------------------------------------------------------------------------

# 3 - SUITE 2             , 1
BASE LEASE DATES:       10/1996 TO 9/2001
TYPE OF TENANT:          OFFICE
SQUARE FOOTAGE:          11,190
PRIMARY CODE:                  2 - OFFICE
SECONDARY CODE:                3 - OFFICE < 5,000 SF
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT - MARKET RATE OFF1
WITH FREE MONTHS FREE RENT

RECOVERIES.

GLOBAL GROUPING
GLOBAL RECOVERY OPEX

COMMISSIONS:   GROWTH RATE COMN
PAYOUT:        CASHED OUT

ALTERATIONS:   MARKET RATE ALTV
PAYOUT:        CASHED OUT

SPECULATIVE RENEWALS:

       LENGTH         VACANT    SQ FT    MONTHS OF
TERM YEARS.MONTHS     MONTHS  INCREASE   FREE RENT   COMMISSIONS    ALTERATIONS
---- ------------     ------  --------   ---------   -----------    -----------
   1       5.00          3       NONE       FREE         YES           YES
   2       5.00          3       NONE       FREE         YES           YES
   3       5.00          3       NONE       FREE         YES           YES

RENEWAL MINIMUM RENT:
MARKET RATE OFF1 MULTIPLIED BY 1.000

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY OPEX

RENEWAL COMMISSIONS:    GROWTH RATE CCMB
RENEWAL PAYOUT:         CASHED OUT

RENEWAL ALTERATIONS:    MARKET RATE ALTB
RENEWAL PAYOUT:         CASHED OUT

OFFICES-URBAN, CLASS A

                                                                                                                             Projec-
                                                                                                                              tion
                    Going In Cap Rate     Terminal Capital Rate         IRR              Income Growth      Expense Growth    Period
====================================================================================================================================
                      Low        High        Low       High        Low       High       Low       High      Low      High     Years
------------------------------------------------------------------------------------------------------------------------------------
                    10.00%      10.50%     10.00%     10.00%      12.00%    13.00%     3.00%     3.00%     4.00%     4.00%     10
                     9.50%       9.75%      9.75%     10.00%      11.75%    12.25%     3.00%     3.50%     3.50%     3.50%     10
                     9.00%       9.00%      9.00%     9.00%       12.00%    12.00%     0.00%    10.00%     4.00%     4.00%     10
                     8.00%      10.00%      9.00%     11.00%      10.00%    13.00%     0.00%     4.00%     4.00%     4.00%     10
                     8.00%      10.00%      9.00%     9.00%       11.00%    13.00%     4.00%     5.00%     4.00%     4.00%     10
                     7.50%       9.00%      8.00%     9.50%       10.50%    11.50%     2.00%     3.50%     3.50%     3.50%     10
                     9.00%      10.00%     10.00%     11.00%      11.00%    13.00%     4.00%     4.00%     4.00%     4.00%     10
                     9.50%      10.00%     10.00%     10.50%      11.40%    11.70%     3.00%     4.00%     3.50%     4.50%     10
                    12.00%      12.00%     10.00%     10.00%      15.00%    15.00%     3.00%     4.00%     2.00%     4.00%      5
                    12.00%      12.00%     12.00%     12.00%      14.00%    14.00%     3.00%     3.00%     3.00%     3.00%     10
                     8.50%       9.00%      9.00%     9.50%       12.00%    12.50%     2.00%     3.00%     2.00%     3.00%     10
                     9.50%      10.00%     10.00%     11.00%      12.00%    13.00%     3.00%     3.00%     3.00%     3.00%     10
                                            8.00%     9.00%
                    10.00%      10.00%     10.00%     10.00%      12.50%    12.50%     2.00%     3.00%     3.00%     3.00%     10
                     7.00%       8.00%      9.00%     9.00%       11.00%    11.00%     6.00%     6.00%     4.00%     4.00%     10
                     8.00%       9.00%      9.00%     10.00%      11.00%    12.00%     3.00%     3.00%     3.00%     3.00%     10
                     9.00%       9.25%     10.00%     10.25%      12.00%    12.00%     4.00%     4.00%     4.00%     4.00%     10
===========================================================================================================================
No. of Responses      16          16         17         17          16        16        16         16        16        16
Average              9.16%       9.84%      9.51%     10.04%      11.82%    12.59%     2.81%     4.13%      3.41%     3.66%
===========================================================================================================================

                                                                                                                             Projec-
                                                                                                                              tion
                    Going In Cap Rate     Terminal Capital Rate         IRR              Income Growth      Expense Growth    Period
====================================================================================================================================
                      Low        High        Low       High        Low       High       Low       High      Low      High     Years
------------------------------------------------------------------------------------------------------------------------------------
                     9.50%      11.00%      9.00%     10.50%      14.00%    14.00%     3.25%      3.25%    4.00%     4.00%      5
                     9.00%       9.00%      9.00%      9.50%      11.00%    11.00%     5.00%      5.00%    4.00%     4.00%     10
                     9.00%      10.00%      9.50%     10.00%      11.50%    12.50%                         3.50%     3.50%     10
                     9.50%       9.75%      9.75%     10.00%      11.75%    12.25%     3.50%      4.00%    3.50%     3.50%     10
                     9.00%       9.00%      9.00%      9.00%      12.00%    12.00%     4.00%     15.00%    4.00%     4.00%     10
                     9.00%      11.00%      9.75%     12.00%      11.00%    14.00%     0.00%      4.00%    4.00%     4.00%     10
                     9.00%      10.50%      9.50%     11.00%      11.50%    12.00%     2.00%      3.50%    3.50%     3.50%     10
                     8.00%       9.50%      9.00%     10.50%      11.00%    12.00%     4.00%      4.00%    4.00%     4.00%     10
                     9.50%       9.75%      9.75%     10.50%      11.40%    11.70%     3.00%      4.00%    3.50%     4.50%      5
                    12.00%      12.00%     10.00%     10.00%      15.00%    15.00%     3.00%      4.00%    2.00%     4.00%     10
                    10.00%      10.00%     10.00%     10.00%      12.00%    12.00%     4.00%      4.00%    3.00%     3.00%     10
                     8.50%       9.00%      9.00%      9.50%      12.00%    12.50%     3.00%      5.00%    3.00%     4.00%     10
                     9.00%      10.00%      9.50%     10.50%      12.00%    12.50%     3.00%      3.00%    3.00%     3.00%
                                            9.00%      9.00%
                    10.50%      10.50%     10.50%     10.50%      12.50%    12.50%     2.00%      2.00%    3.00%     3.00%     10
                     9.00%      10.00%      9.00%      9.00%      15.00%    15.50%     5.00%      5.00%    3.00%     3.00%     5-7
                     9.00%       9.00%      9.00%      9.00%      11.25%    11.25%     5.00%      5.00%    4.00%     4.00%     10
                     8.00%       9.00%      9.00%     10.00%      11.00%    12.00%     3.00%      3.00%    3.00%     3.00%     10
                     9.00%       9.25%     10.00%     10.25%      12.00%    12.00%     4.00%      4.00%    4.00%     4.00%     10
==========================================================================================================================
No. of Responses       18         18          19        19          18        18        17         17        18       18
Average              9.25%       9.90%      9.43%     10.04%      12.11%    12.59%     3.34%      4.63%    3.44%     3.67%
==========================================================================================================================

                                         QUALIFICATIONS OF DAVID F. MCARDLE
================================================================================

Background

     David F. McArdle is a Director with Cushman & Wakefield, Inc., Valuation Advisory Services. He joined Cushman & Wakefield in March, 1993 as a staff appraiser and was promoted to Associate Director in January, 1995. In July, 1996 he was promoted to Director. He entered the real estate business in 1980 with Oakwood Realty in Huntington, New York and participated as a real estate broker and property manager. In 1985 he became an officer of Oakwood Builders Corporation a residential construction firm specializing in single family homes and townhouses.

Appraisal Experience

     From 1987 to 1991 he was affiliated with Breslin Appraisal Company of Huntington, New York as a fee appraiser.

     From July 1991 to March 1993 he was employed with Ray Brower Associates in Seaford, New York as a staff appraiser.

     Since joining the division Mr. McArdle has performed appraisal and consulting assignments in over 25 states across the country which have included office buildings, shopping centers, hotels, industrial buildings, apartment buildings, marinas, restaurants, golf courses, residential subdivisions and various special use properties. A list of properties appraised by Mr. McArdle is available on request.

Memberships, Licenses and Professional Affiliations

STATE OF NEW YORK CERTIFIED GENERAL R.E. APPRAISER-No. 46000009231 STATE OF NEW HAMPSHIRE CERTIFIED GENERAL APPRAISER-No. NHCG-432
STATE OF OHIO CERTIFIED GENERAL REAL ESTATE APPRAISER-No. 412262
CANDIDATE, APPRAISAL INSTITUTE

Education

     Fairfield University 1974-1975
     University of South Florida 1976-1978
     Degree: Bachelor of Science in Business Administration
     Graduated: June 1978

Appraisal Education

     Appraisal Institute and American Institute of Real Estate Appraisers courses successfully completed.

     #101     -       An Introduction to Appraising Real Property October 1987
     #102     -       Applied Residential Property Valuation; January 1987
     SPPA     -       Standards of Professional Practice Part A; November 1991
     SPPB     -       Standards of Professional Practice Part B; August 1993
     1B-A     -       Capitalization Theory & Techniques, Part A; April 1989
     1B-B     -       Capitalization Theory & Techniques, Part B; August 1992
     2-1      -       Case Studies in Real Estate Valuation; October 1992
     11540    -       Report Writing and Valuation Analysis; July 1994

                                          QUALIFICATIONS OF TRAVIS W. WALSH
================================================================================

Background

     Actively involved in the analysis and appraisal of real estate since 1972. Entered the real estate business in 1972 with The Equitable Life Assurance Society of the United States. Subsequently held positions with Security Mortgage Investors and with the Franklin Savings Bank of New York as a Staff Appraiser. In 1977 joined the Appraisal Division of Cushman & Wakefield, Inc. as a Staff Appraiser; commenced employment as an Appraiser and Consultant with Henry Boeckmann, Jr. and Associates, Inc. in 1979; subsequently became Vice President and was appointed Manager of the Stamford, Connecticut office. Joined Cushman & Wakefield, Inc., New York Appraisal Services 1983 as Assistant Manager of the New York Office with responsibilities that include the supervision of professional staff. Elected Assistant Vice President of Cushman & Wakefield, Inc. in 1988. Named Director of Cushman & Wakefield, Inc. in 1990.

Experience

     Assignments have involved a wide variety of existing and proposed real properties, including: office complexes, shopping centers, industrial properties, hotels and multifamily housing. Assignments have been completed for mortgage purposes, estates, certiorari proceedings and arbitration hearings, to aid in the decision making process in the acquisition, disposition and marketing of real estate and to determine a property's most profitable use.

Memberships

Appraisal Institute (MAI Certificate No. 6260)
New York Metropolitan Chapter

     Finance Committee - 1982
     Education Committee - 1983
     Candidate Guidance Committee - 1983, Vice Chairman
     Continuing Education Committee - 1983, Associate Member
     Admissions Committee - 1988 to date.

American Society of Real Estate Counselors (CRE Certificate No. 1391) New York Chapter

State Certification and Licenses

New York State Certified as a Real Estate General Appraiser
(Certificate No. 46000005074)

New York State Licensed Real Estate Broker

State of Massachusetts License No. 2707-449686 (Expiration 5/96)

State of Maryland License No. 10450 (Expiration 6/96)

Other Memberships

The Real Estate Board of New York, Inc.

                                          Qualifications of Travis W. Walsh
================================================================================

Education Background

Lectured - New York University - Real Estate Institute

     Income Capitalization: Advanced Theory & Applications

     Fairfield University - School of Graduate & Continuing
     Education

     Real Estate Investment Analysis

American Institute of Real Estate Appraisers courses successfully completed.

     Investment Analysis (Course VI)
     Urban Properties (Course II)
     Capitalization Theory & Techniques (Course 1B)
     Basic Appraisal Principles, Methods & Techniques (Course 1A)

Society of Real Estate Appraisers credit awarded.

     Case Study - single family dwelling (Exam R-2)
     Principles of Income Property Appraising (Course 201)
     Basic Principles of Real Estate Appraising (Course 101)

Columbia Society of Real Estate Appraisers course successfully completed.

     Real Estate Appraising & Valuations

Real Estate Institute, New York University School of Continuing Education courses successfully completed.

     Creative Financing
     Real Estate Law
     Principles & Practices of Real Estate

Manhattan College, Bronx, New York, Bachelor of Science, (Business Administration), 1972

Other Activities

Member - Greenacres Civic Group
     Scarsdale, New York